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                                                                    Exhibit 10.5

                             CONTRIBUTION AGREEMENT

                                     between

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                  ("PRENTISS")

                                       and

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                ("BRANDYWINE OP")
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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I - DEFINITIONS........................................................3

     1.1.   Definitions........................................................3

ARTICLE II - CONTRIBUTION AND ISSUANCE; STUDY PERIOD; PROPERTY SUBJECT
             TO MASS MUTUAL LOAN..............................................11

     2.1.   Contribution......................................................11
     2.2.   Issuance of the Common Units and the Special Units................12
     2.3.   Deposit...........................................................13
     2.4.   Study Period......................................................13

ARTICLE III - BRANDYWINE OP'S REPRESENTATIONS AND WARRANTIES..................18

     3.1.   Organization and Power............................................18
     3.2.   Authorization, Execution and Disclosure...........................18
     3.3.   Non-contravention.................................................19
     3.4.   No Special Taxes..................................................19
     3.5.   Compliance with Existing Laws and Restrictive Covenants...........19
     3.6.   Operating Agreements..............................................20
     3.7.   Condemnation Proceedings; Roadways................................20
     3.8.   Actions or Proceedings............................................20
     3.9.   Bankruptcy........................................................21
     3.10.  Hazardous Substances..............................................21
     3.11.  Parties in Possession.............................................21
     3.12.  Leases............................................................22
     3.13.  Leased Property...................................................22
     3.14.  Personal Property.................................................22
     3.15.  Additional Representations and Warranties with Respect to the
            Tysons Partnership Interest and Tysons Partnership................22
     3.16.  No Unpaid Charges.................................................23
     3.17.  Condition of Improvements.........................................23
     3.18.  Access............................................................24
     3.19.  No Commitments....................................................24
     3.20.  Not a "Foreign Person"............................................24
     3.21.  Leasing Commissions...............................................24
     3.22.  Other Agreements..................................................24
     3.23.  Existing Secured Indebtedness.....................................25
     3.24.  Employment on "At-Will" Basis.....................................25

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                                                                            PAGE

     3.25.  Additional Representations and Warranties with Respect to the
            Issuance of Common Units and Preferred Units......................25
     3.26.  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.....................26

ARTICLE IV - PRENTISS' REPRESENTATIONS AND WARRANTIES.........................28

     4.1.   Organization and Power............................................28
     4.2.   Non-contravention.................................................28
     4.3.   Litigation........................................................28
     4.4.   Bankruptcy........................................................29
     4.5.   Authorization, Execution and Disclosure...........................29
     4.6.   The Common Units..................................................29
     4.7.   Allocation Methodology............................................29

ARTICLE V - CONDITIONS PRECEDENT..............................................30

     5.1.   As to Prentiss' Obligations.......................................30
     5.2.   As to Brandywine OP's Obligations.................................31

ARTICLE VI - COVENANTS OF BRANDYWINE OP.......................................32

     6.1.   Operating Agreements..............................................32
     6.2.   Warranties and Guaranties.........................................33
     6.3.   Insurance.........................................................33
     6.4.   Operation of Property Prior to Closing............................33
     6.5.   No Marketing......................................................35

ARTICLE VII - CLOSING.........................................................35

     7.1.   Closing...........................................................35
     7.2.   Brandywine OP's Deliveries........................................36
     7.3.   Prentiss' Deliveries..............................................38
     7.4.   Mutual Deliveries.................................................39
     7.5.   Closing Costs.....................................................39
     7.6.   Miscellaneous Payments and Revenue and Expense Allocations........40

ARTICLE VIII - GENERAL PROVISIONS.............................................42

     8.1.   Condemnation......................................................42
     8.2.   Risk of Loss......................................................42
     8.3.   Broker............................................................43
     8.4.   8260 Greensboro...................................................43

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                                                                            PAGE

ARTICLE IX - LIABILITY OF PRENTISS; INDEMNIFICATION BY BRANDYWINE OP;
             DEFAULT; TERMINATION RIGHTS......................................44

     9.1.   Liability of Prentiss.............................................44
     9.2.   Indemnification by Brandywine OP..................................44
     9.3.   Default by Brandywine OP/Failure of Conditions Precedent..........45
     9.4.   Indemnification by Prentiss.......................................46
     9.5.   Default by Prentiss/Failure of Conditions Precedent...............46
     9.6.   Costs and Attorneys' Fees.........................................47
     9.7.   Limitation of Liability...........................................47

ARTICLE X - MISCELLANEOUS PROVISIONS..........................................47

     10.1.  Completeness; Modification........................................47
     10.2.  Assignments.......................................................47
     10.3.  Successors and Assigns............................................47
     10.4.  Days..............................................................48
     10.5.  Governing Law.....................................................48
     10.6.  Counterparts......................................................48
     10.7.  Severability......................................................48
     10.8.  Notices...........................................................48
     10.9.  Escrow Agent......................................................49
     10.10. Incorporation by Reference........................................50
     10.11. Survival..........................................................50
     10.12. Further Assurances................................................50
     10.13. No Partnership....................................................50
     10.14. Time of Essence...................................................51
     10.15. Signatory Exculpation.............................................51
     10.16. Rules of Construction.............................................51
     10.17. SEC Reporting (8-K) Requirements..................................51

EXHIBITS
Exhibit A -       Amended and Restated Tysons Partnership Agreement
Exhibit B -       FFI Consent
Exhibit C -       Management Agreement Assignment and Assumption Agreement
Exhibit D-1 -     Mass Mutual Consent
Exhibit D-2 -     Mass Mutual Loan Documents
Exhibit E -       Partnership Assignment and Assumption Agreement
Exhibit F -       Replacement Exchange Agreement
Exhibit G -       Replacement Registration Rights Agreement
Exhibit H -       Form of Fourteenth Amendment to Prentiss Partnership Agreement
Exhibit I -       Form of Termination Agreement
Exhibit J -       [Intentionally Omitted]

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                                                                            PAGE

Exhibit K -       Tenant Estoppel
Exhibit L -       Mass Mutual Estoppel
Exhibit M -       Excluded Personal Property

SCHEDULES
Schedule 3.6 -    Assumed Operating Agreements
Schedule 3.12 -   Rent Roll and Accounts Receivable Report
Schedule 3.19 -   Outstanding Leasing Commissions
Schedule 6.4(g) - Approved New Leases

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                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made as of this ____ day of March, 2001, between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("PRENTISS"), and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BRANDYWINE OP").

                             R E C I T A T I O N S:

     A. Brandywine OP is the owner of a partnership interest (the "TYSONS PARTNERSHIP INTEREST") in Brandywine Tysons International Partners, a Delaware general partnership (the "TYSONS PARTNERSHIP") as more particularly described in that certain Partnership Agreement dated as of September 14, 1999 (the "ORIGINAL TYSONS PARTNERSHIP AGREEMENT") between Brandywine OP and FFI Tysons Partners, L.P. (formerly known as Baita Tysons Partners, L.P.), a Georgia limited partnership ("BAITA").

     B. Under the Original Tysons Partnership Agreement, Brandywine OP is the Managing Partner and, as such Managing Partner, Brandywine OP has caused the Tysons Partnership to enter into that certain Management and Leasing Agreement (the "MANAGEMENT AGREEMENT") dated as of September 14, 1999 with Brandywine Realty Services Corporation, an affiliate of Brandywine OP ("BRSCO").

     C. Tysons Partnership is the indirect owner (through two subsidiary limited partnerships, being Brandywine Tysons, L.P. and Brandywine 1676, L.P.) of two properties (collectively, the "Property") situate at, and known as, 8260 Greensboro Drive, Tysons Corner, Virginia ("8260 GREENSBORO") and 1676 International Drive, Tysons Corner, Virginia ("1676 INTERNATIONAL") and as more particularly described in Exhibit A to the Original Tysons Partnership Agreement.

     D. Brandywine OP is desirous of contributing, and Prentiss is desirous of accepting, the Tysons Partnership Interest, and Prentiss is also desirous of replacing Brandywine OP as the Managing Partner of the Tysons Partnership and of having the Management Agreement assigned to one of its affiliates by BRSCO, all under the terms and conditions described herein.

     NOW, THEREFORE, in consideration of the foregoing premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

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                                   ARTICLE I
                                   DEFINITIONS

     1.1.   DEFINITIONS. The following terms shall have the indicated meanings:

     "ACT OF BANKRUPTCY" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of ninety (90) consecutive days; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) consecutive days.

     "ADDITIONAL SPECIAL DISTRIBUTION" shall have the meaning set forth in
SECTION 11.4 of the Original Tysons Partnership Agreement.

     "AMENDED AND RESTATED TYSONS PARTNERSHIP AGREEMENT" shall mean an Amended and Restated Partnership Agreement in the form attached hereto and made a part hereof as EXHIBIT A, which Prentiss and FFI will execute in connection with the Closing.

     "APPLICABLE LAWS" shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority or of any insurance boards of underwriters (or other body exercising similar functions), or any restrictive covenants or deed restrictions affecting the Property or the ownership, operation, use, maintenance or condition thereof.

     "APPLICABLE SHARE PRICE" shall mean the average closing price of the Common Shares during the thirty trading days ending on the last trading day prior to the Closing Date.

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     "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean one or more agreements whereby (a) Brandywine OP indemnifies, defends and holds Prentiss harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under the Assumed Operating Agreements before the Closing Date (but excluding, in any event, ordinary course accruals); and (b) Prentiss (directly or through Tysons Partnership) indemnifies, defends and holds Brandywine OP harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such the Assumed Operating Agreements after the Closing Date.

     "ASSIGNMENT OF LEASES" shall mean the agreement whereby (a) Brandywine OP indemnifies, defends and holds Prentiss harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Leases before the Closing Date (but excluding, in any event, ordinary course accruals); and (b) Prentiss (directly or through Tysons Partnership) indemnifies, defends and holds Brandywine OP harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Leases after the Closing Date.

     "ASSUMED OPERATING AGREEMENTS" shall mean the Operating Agreements listed on SCHEDULE 3.6 hereto which are not to be terminated pursuant to the last sentence of SECTION 3.6 hereof.

     "AUTHORIZATIONS" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or officer, any owners association created pursuant to deed restrictions affecting the Property or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.

     "BRANDYWINE OP" shall mean Brandywine Operating Partnership, L.P., a Delaware limited partnership.

     "BRANDYWINE OP'S ORGANIZATIONAL DOCUMENTS" shall mean the organizational documents and all amendments thereto of Brandywine OP.

     "CLOSING" shall mean the Closing of the contribution of the Tysons Partnership Interest and the issuance of the Common Units and the Special Units pursuant to this Agreement and shall be deemed to occur on the Closing Date.

     "CLOSING DATE" shall mean the date on which the Closing occurs.

     "CLOSING DOCUMENTS" shall mean the documents defined as such in SECTION 7.1 hereof.

     "CODE" shall mean the federal Internal Revenue Code of 1986, as amended.

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     "COMMON UNITS" shall mean Common Units of Limited Partnership interests in
Prentiss.

     "COMMON SHARES" shall mean common shares of beneficial interest in the Trust which, when and if issued upon redemption of Common Units, will be issued in accordance with the Prentiss Partnership Agreement, including the Fourteenth Amendment thereto.

     "DEPOSIT" shall mean all amounts deposited from time to time with Escrow Agent by Prentiss pursuant to SECTION 2.3 hereof, plus all interest or other earnings that may accrue thereon. All cash Deposits shall be invested by Escrow Agent in a commercial bank or banks acceptable to Prentiss at money market rates, or in such other investments as shall be approved in writing by Prentiss and Brandywine OP. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement.

     "ENVIRONMENTAL DAMAGES" shall mean all third-party claims, judgments, damages, losses, penalties, fines, liabilities (including, without limitation, punitive damages and strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, attorneys' fees and disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate from the Property, or as a result of the existence of a violation of Environmental Requirements pertaining to the Property.

     "ENVIRONMENTAL REQUIREMENTS" shall mean (i) all applicable statutes, regulations, rules, policies, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities, and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case of (i) and (ii) relating to the protection of human health or the environment from Hazardous Materials and health and safety of employees or the public from Hazardous Materials, including, without limitation, all requirements thereof pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ESCROW AGENT" shall mean Chicago Title Insurance Company.

     "EXCLUDED PERSONAL PROPERTY" shall mean those items of personal property identified on EXHIBIT M. For clarity, the items identified on EXHIBIT M consist of items that neither Brandywine OP nor BRSCO contributed to Tysons Partnership or a Subsidiary Entity (nor were any of such items purchased by Tysons Partnership or a Subsidiary Entity) but which, in furtherance of services which BRSCO has performed for the Property, have been used at the Property.

     "FFI" shall mean FFI Tysons Partners, L.P. (formerly Baita Tysons Partners, L.P.), a Georgia limited partnership.

     "FFI CONSENT" shall mean a document evidencing FFI's consent to the transactions contemplated by this Agreement, in substantially the form attached hereto as EXHIBIT B.

     "FIRPTA CERTIFICATE" shall mean the affidavit of Brandywine OP under
Section 1445 of the Code, as amended, certifying that neither Brandywine OP, Tysons Partnership nor any of the Subsidiary Entities is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and regulations promulgated thereunder), in form and substance satisfactory to Prentiss.

     "FOURTEENTH AMENDMENT" shall mean the Fourteenth Amendment to the Prentiss Partnership Agreement.

     "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them.

     "HAZARDOUS MATERIALS" shall mean any chemical substance: (i) which is or becomes defined as a "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE," "HAZARDOUS MATERIAL," "POLLUTANT," "CONTAMINANT," or "TOXIC," "EXPLOSIVE," "CORROSIVE," "FLAMMABLE," "INFECTIOUS," "RADIOACTIVE," "CARCINOGENIC," or "MUTAGENIC" material under any law, regulation, rule, order, or other authority of the federal, state or local governments, or any agency, department, commission, board, or instrumentality thereof, regarding the protection of human health or the environment from such chemical substances including, but not limited to, the following federal laws and their amendments, analogous state and local laws, and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act, including, without limitation, asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof); (ii) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; (iii) without limitation, which contains asbestos-containing materials or urea formaldehyde foam insulation; or
(iv) without limitation, radon gas; provided, however, the term "HAZARDOUS MATERIALS" shall not include de minimis quantities of substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with Environmental Requirements.

     "IMPROVEMENTS" shall mean all buildings, improvements, fixtures and other items of real estate located on 8260 Greensboro and 1676 International.

     "INSURANCE POLICIES" shall mean all policies of insurance maintained by or on behalf of Brandywine OP, Tysons Partnership and/or the Subsidiary Entities pertaining to the Property, its operation, or any part thereof.

     "INTANGIBLE PERSONAL PROPERTY" shall mean all intangible personal property owned or possessed by Tysons Partnership or a Subsidiary Entity and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, (1) Tysons Partnership's exclusive right to use any trade names associated with the Property and all variations thereof (other than variants of the legal name of Brandywine OP, Brandywine Realty Trust or FFI, all rights to which shall be retained by Brandywine OP, Brandywine Realty Trust, FFI or their respective affiliates), (2) the Authorizations, utility and development rights and privileges, general intangibles, business records, plans and specifications pertaining to the Property and the Personal Property, and (3) any unpaid award for taking by condemnation or any damage to the Parcels by reason of a change of grade or location of or access to any street or highway.

     "LEASED PROPERTY" shall mean all leased items of Personal Property.

     "LEASES" shall mean all leases, tenancies and other rights of occupancy or use for any portion of the Property, together with any and all amendments thereto.

     "MANAGEMENT AGREEMENT ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in substantially the form attached hereto as EXHIBIT C whereby (a) BRSCO (1) assigns and Manager assumes the Management Agreement and the rights and obligations of BRSCO with respect thereto, and (2) indemnifies, defends and holds Manager and its agents, employees, officers, directors, shareholders and contractors harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions by BRSCO accruing with respect to such Management Agreement before the Closing Date; (b) the assignor and assignee apportion fees due thereunder as of the Closing Date as provided in
SECTION 7.6 hereof; and (c) Manager indemnifies, defends and holds BRSCO harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing with respect to such Management Agreement after the Closing Date.

     "MANAGER" shall mean Prentiss Properties Management, L.P., a Texas limited partnership.

     "MASS MUTUAL" shall mean Massachusetts Mutual Life Insurance Company.

     "MASS MUTUAL CONSENT" shall mean a document evidencing Mass Mutual's consent to the transactions contemplated by this Agreement in substantially the form attached as EXHIBIT D-1.

     "MASS MUTUAL LOANS" shall mean those certain mortgage loans secured by the Property in the initial aggregate principal amount of $61.5 million.

     "MASS MUTUAL LOAN DOCUMENTS" shall mean those certain loan documents scheduled on EXHIBIT D-2 attached hereto and made a part hereof.

     "NYSE" shall mean the New York Stock Exchange.

     "OPERATING AGREEMENTS" shall mean all management, service, supply and maintenance contracts, if any, in effect with respect to the Property and all other contracts (other than the Leases) that affect the Property or are otherwise related to the construction, ownership, operation, occupancy or maintenance of the Property.

     "ORIGINAL EXCHANGE AGREEMENT" shall mean the Exchange Agreement dated as of September 14, 1999 between Brandywine OP and FFI.

     "ORIGINAL NON-RECOURSE GUARANTY" shall mean collectively the two Non-Recourse Guaranty agreements executed by Brandywine OP in favor of Mass Mutual and which are part of the Mass Mutual Loan Documents.

     "ORIGINAL REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated as of September 14, 1999 among Brandywine OP, Brandywine Realty Trust and Baita.

     "ORIGINAL TRUE UP" shall mean that certain letter agreement between Brandywine OP and Baita dated as of September 14, 1999.

     "OWNER'S TITLE POLICY" shall mean an owner's policy of title insurance for the Property issued to Prentiss by the Title Company, pursuant to which the Title Company insures ownership of fee simple title to the Property by the applicable Subsidiary Entities subject only to Permitted Title Exceptions. The Owner's Title Policy shall be acceptable in form and substance to Prentiss. Prentiss may require such deletions of standard exceptions and such title endorsements as are legally available and customarily required by institutional investors purchasing property comparable to the Property in the Commonwealth of Virginia, including a non-imputation endorsement. The legal descriptions in the Owner's Title Policy shall be by courses and distances or by reference to a legal, subdivided lot and shall be identical to the description shown on the Survey.

     "PARCEL" shall mean each individual tract of the Property.

     "PARTNERSHIP ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean an assignment and assumption agreement in substantially the form attached hereto as EXHIBIT E whereby (a) Brandywine OP (1) contributes and assigns and Prentiss accepts and assumes the Tysons Partnership Interest, free of liens and encumbrances, and the rights and obligations of Brandywine OP with respect thereto, and (2) indemnifies, defends and holds Prentiss and its agents, employees, officers, directors, partners, shareholders and contractors harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) (but in any event excluding ordinary course accruals) relating to acts or omissions accruing with respect to the Tysons Partnership Interest or Brandywine OP before the Closing Date; and (b) Prentiss indemnifies, defends and holds Brandywine OP harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing solely with respect to the Tysons Partnership Interest, the Property, Tyson Partnership and the Subsidiary Entities after the Closing Date.

     "PERMITTED TITLE EXCEPTIONS" shall mean the Mass Mutual Loan Documents (and the mortgages and other liens arising thereunder) and those exceptions to title to the Real Property that are satisfactory to Prentiss as determined pursuant to
SECTION 2.4(c) hereof.

     "PERSONAL PROPERTY" shall mean collectively the Tangible Personal Property and the Intangible Personal Property.

     "PRENTISS ORGANIZATIONAL DOCUMENTS" shall mean the organizational documents and all amendments thereto of Prentiss.

     "PRENTISS SECURITIES" shall mean, collectively, the Common Units and Special Units.

     "PRENTISS PARTNERSHIP AGREEMENT" shall mean the Second Amended and Restated Partnership Agreement, as amended, of Prentiss.

     "PROPERTY" shall mean collectively the Parcels and Improvements located thereon.

     "RENT ROLL" shall have the meaning ascribed to such term in SECTION 2.4(b)(2) of this Agreement.

     "REPLACEMENT EXCHANGE AND REGISTRATION RIGHTS AGREEMENTS" shall mean those certain Exchange Agreement and Registration Rights Agreement in the form attached hereto, and made a part hereof, as EXHIBITS F AND G.

     "REPLACEMENT TRUE UP" shall mean a letter agreement between Prentiss and Baita substantially in the form of the Original True Up.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SPECIAL UNITS" shall mean those certain 7.5% Series E Cumulative Redeemable Preferred Units, in the form included in the Fourteenth Amendment to the Prentiss Partnership Agreement attached hereto, and made a part hereof, as EXHIBIT H, having an aggregate stated value in the amount of $10,000,000.

     "STUDY PERIOD" shall mean the period commencing on the date this Agreement has been fully executed and delivered by all parties hereto, and continuing through February 16,

2001. Except as expressly noted herein to the contrary, time periods herein referred to shall mean the time periods as in effect, from time to time, at Dallas, Texas.

     "SUBMISSION MATTERS" shall mean all items Brandywine OP is required to deliver to Prentiss pursuant to SECTION 2.4(b) hereof.

     "SUBSIDIARY ENTITIES" shall mean Brandywine Tysons, L.P., a Delaware limited partnership (the owner of 8260 Greensboro), Brandywine 1676, L.P., a Delaware limited partnership (the owner of 1676 International) and Brandywine Tysons, L.L.C., a Delaware limited liability company (the general partner of Brandywine Tysons, L.P. and Brandywine 1676, L.P.).

     "SUBSTITUTE NON-RECOURSE GUARANTY" shall mean collectively the two Non-Recourse Guaranty agreements substantially in form of the Original Non-Recourse Guaranty, which Prentiss will execute and deliver to Mass Mutual as part of the Closing hereunder.

     "SURVEY" shall mean the surveys defined as such in and prepared pursuant to
SECTION 2.4(c) hereof.

     "TANGIBLE PERSONAL PROPERTY" shall mean the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery and other personal property of every kind and nature located on or used or useful in the ownership and operation of the Property and owned by Tysons Partnership or a Subsidiary Entity, including, without limitation, the interest as lessee of Tysons Partnership or a Subsidiary Entity with respect to any such Tangible Personal Property, other than the items of personal property identified on EXHIBIT M hereto, the title to which is not being contributed or transferred pursuant to this Agreement.

     "TERMINATION AGREEMENT" shall mean that certain Termination of Exchange and Registration Rights Agreement in the form attached hereto, and made a part hereof, as EXHIBIT I, and which will terminate the Original Exchange Agreement and the Original Registration Rights Agreement.

     "TITLE COMMITMENT" shall mean the title commitment and exception documents defined as such in SECTION 2.4(c) hereof.

     "TITLE COMPANY" shall mean Chicago Title Insurance Company or other title insurance underwriter selected by Prentiss.

     "TRUST" shall mean Prentiss Properties Trust, a Maryland real estate investment trust.

     "UCC REPORTS" shall mean the reports defined as such in SECTION 2.4(d) hereof.

     "UTILITIES" shall mean public sanitary and storm sewers, natural gas (if any), telephone, public water facilities, electrical facilities and all other utility facilities and services (if any) necessary or appropriate for the operation and occupancy of the Property as an office building.

     "WARRANTIES AND GUARANTIES" shall mean all warranties and guaranties relating to the Improvements or any part thereof.


                                   ARTICLE II
                           CONTRIBUTION AND ISSUANCE;
               STUDY PERIOD; PROPERTY SUBJECT TO MASS MUTUAL LOAN

     2.1.   CONTRIBUTION.

            (a) (i) On the Closing Date, Brandywine OP agrees to contribute, free and clear of all liens and encumbrances, and Prentiss agrees to accept, the Tysons Partnership Interest, including the right to receive the outstanding balance on the Closing Date of the Additional Special Distribution (which will be distributable in accordance with the terms of the Original Tysons Partnership Agreement as the same may be amended on or after the Closing Date by Prentiss and FFI), in accordance with and subject to the other terms and conditions set forth herein. On the Closing Date, Brandywine OP shall cause BRSCO to assign the Management Agreement to Manager and Prentiss shall cause Manager to accept such assignment pursuant to the Management Agreement Assignment and Assumption Agreement.

     (ii) The distributions declared by Prentiss in respect of the Common Units issuable pursuant to this Agreement during the initial calendar quarter in which the Closing occurs shall be pro-rated by Prentiss based on the number of days the Common Units are outstanding during such quarter. For example, if the Common Units issuable pursuant to this Agreement were issued on March 1, 2001, each of such Common Units would be entitled to receive an amount equal to one-third of the amount of the distributions payable to a Common Unit that was outstanding during the full quarter. There shall be no such adjustment for the Special Units, which shall accrue distributions from the Closing Date.

            (b) It is the intent of the parties to this Agreement that the transaction qualify as a tax-deferred contribution by Brandywine OP to Prentiss of the Tysons Partnership Interest under Section 721 of the Code with respect to the receipt of Common Units and Special Units by Brandywine OP.

            (c) Prentiss makes no representations and warranties regarding the tax consequences to Brandywine OP of the transactions under this Agreement.

            (d) The Common Units and Special Units to be issued by Prentiss to Brandywine OP shall not be sold, pledged, hypothecated or otherwise transferred by Brandywine OP for a period of two years from the Closing Date.

     2.2.   ISSUANCE OF THE COMMON UNITS AND THE SPECIAL UNITS.

            (a) On the Closing Date, Prentiss shall issue, and Brandywine OP shall accept, that number of Common Units which is equal to $650,000 divided by the Applicable Share Price.

            (b) On the Closing Date Prentiss shall issue, and Brandywine OP shall accept, the Special Units in the aggregate stated value of $10,000,000.

            (c) Prentiss acknowledges and agrees that the Property is subject to the unpaid balances of the Mass Mutual Loans, and subject to the mortgage and encumbrances securing the Mass Mutual Loans. Notwithstanding the foregoing, (i) to the extent that any of the Mass Mutual Loan documents creates personal liability for specified acts, omissions or occurrences (such acts, omissions or occurrences being referred to as "CARVE-OUT ACTIVITIES") and the associated personal liability being referred to as "CARVE-OUT LIABILITY"), (A) Prentiss shall, if Closing occurs, be responsible for any such Carve-Out Liability attributable to Carve-Out Activities accruing and occurring from and after the Closing Date, and shall and does hereby indemnify and hold Brandywine OP harmless with respect thereto, and (B) Brandywine OP shall and does hereby indemnify and hold Prentiss harmless with respect to Carve-Out Liability attributable to Carve-Out Activities of Brandywine OP accruing or occurring prior to the Closing Date by virtue of acts or omissions of Brandywine OP. If permitted by Mass Mutual, Brandywine OP shall be released from all Carve-Out Liability under the Mass Mutual Loan Documents and Prentiss shall execute such documents as Mass Mutual may reasonably require to evidence the assumption by Prentiss of the Carve-Out Liability attributable to Carve-Out Activities of Prentiss accruing and occurring from and after the Closing Date. The provisions of this SECTION 2.2(c) shall survive the Closing.

            (d) All items of taxable income or gain that are allocated to Prentiss by the Tysons Partnership pursuant to Section 704(c) of the Code, as well as any items of taxable income or gain recognized by Prentiss in respect of the Tysons Partnership shall be allocated to Brandywine OP for federal income tax purposes pursuant to Section 704(c) of the Code and the principles of Treas. Reg. Section 1.704-3(a)(9) and Brandywine OP covenants to file its federal income tax return in a manner consistent with the foregoing. Furthermore, Brandywine OP will be allocated an amount of income equal to any gain recognized by Prentiss upon the lapse of the Brandywine OP "bottom guaranty" of the $16.2 million Mass Mutual loan on January 5, 2004. The provisions of this SECTION 2.2(d) shall survive the Closing.

            (e) The parties acknowledge that the fair market value of the Tysons Partnership Interest is $10,650,000.

     2.3. DEPOSIT. Within three (3) days after the execution hereof by both Prentiss and Brandywine OP and as a condition precedent to the effectiveness of this Agreement, Prentiss shall deliver to Escrow Agent a wire transfer or check
(a) in the sum of Fifty Dollars ($50.00) (the "INDEPENDENT CONSIDERATION"), payable to the order of Brandywine OP representing the

Independent Consideration for Prentiss' execution of this Agreement (which check or the proceeds of which wire transfer shall thereafter be delivered by Escrow Agent to Brandywine OP) and (b) in the sum of $300,000 (the proceeds of which wire transfer or check Escrow Agent shall deposit and invest in an interest bearing account at a financial institution acceptable to Prentiss or as otherwise agreed to in writing by Prentiss and Brandywine OP). The proceeds of the wire transfer or check are referred to herein as the "DEPOSIT" and Escrow Agent shall hold and invest the Deposit pursuant to the terms, conditions and provisions of this Agreement. All accrued interest on the Deposit shall become part of the Deposit. The Deposit (regardless of whether it is the proceeds of a wire transfer or check) shall be either (a) returned to Prentiss pursuant hereto, or (b) paid to Brandywine OP pursuant hereto. For purposes of reporting earned interest with respect to the Deposit, Prentiss' Federal Tax Identification Number is 75-2672997, and Brandywine OP's Federal Tax Identification Number is 23-2862640.

     2.4.   STUDY PERIOD.

            (a) Prentiss and its agents, contractors and duly authorized representatives shall have the right, until 5:00 p.m., Dallas, Texas time on the last day of the Study Period, and thereafter unless, as provided below, Prentiss notifies Brandywine OP in writing prior to the expiration of the Study Period that Prentiss has elected to terminate this Agreement, to enter upon the Property and to perform, at its expense, such economic, surveying, engineering, topographic, environmental, marketing and other tests, studies and investigations as Prentiss may deem appropriate. If such tests, studies and investigations do not warrant, in Prentiss' sole, absolute and unreviewable discretion, the acceptance of the Tysons Partnership Interest for the purposes contemplated by Prentiss, then Prentiss may elect not to proceed with this transaction and shall notify Brandywine OP and Escrow Agent, in writing prior to the expiration of the Study Period, that Prentiss has elected to terminate this Agreement, in which event this Agreement automatically shall terminate, the Deposit shall be promptly returned to Prentiss and Prentiss and shall be released from all further liability or obligation hereunder except those which expressly survive a termination of this Agreement. If Prentiss does not so notify Brandywine OP of its determination to terminate this Agreement prior to the expiration of the Study Period, then Prentiss shall be deemed to have waived its right to terminate this Agreement pursuant to this SECTION 2.4.

            (b) Brandywine OP has delivered or made available at the Property the following to Prentiss:

                (1) Copies of all Leases in effect as of the date of this Agreement, together with, to the extent in Brandywine OP's possession or reasonably available to Brandywine OP, copies of all correspondence received from or sent to tenants of the Property.

                (2) a Rent Roll (herein so called) certificate (with current rent roll and accounts receivable report attached) for the Property containing the following information with respect to each Lease: (i) a description of the space occupied thereby (including square feet, type of space, floor and tenant's pro rata share of common elements),

(ii) tenant's name, (iii) the commencement date and expiration date thereof,
(iv) the rental rate per square foot, (v) the amount of fixed monthly rental,
(vi) the amount of any percentage or other additional rental and/or common area maintenance, tax, insurance and operating expenses and any other charges payable thereunder and, if applicable, the base year used in each Lease, (vii) the amount of any prepayment, (viii) the amount of the security deposit or any other deposit thereunder, (ix) any free rent, concessions, rebates, refunds, refurbishment allowances or other inducements which any tenant will be entitled to receive after December 31, 2000 (including, without limitation, any of the foregoing that may be payable in connection with renewals, extensions or expansions expressly contemplated in any of such Leases), (x) any options provided thereunder, including, without limitation, any renewal options, expansion options, purchase options and rights of first refusal and (xi) delinquency in rental or other charges set forth in the attached accounts receivable report.

                (3) To the extent in Brandywine OP's possession or reasonably available to Brandywine OP, copies of all Authorizations including, without limitation, all certificates of occupancy, permits, authorizations, approvals (including drawings and enacting ordinances, if any), special exceptions, variances, and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property. For the purpose of this Agreement any Submission Matters in the possession of Brandywine OP or BRSCO shall be deemed to be "reasonably available to Brandywine OP."

                (4) To the extent in Brandywine OP's possession or reasonably available to Brandywine OP: (X) operating statements showing all income and expenses, profits and losses of the Property for the previous three (3) calendar years, which shall reflect (i) ad valorem taxes for the City, County and Commonwealth; (ii) expenses incurred for such period for water, electricity, natural gas and other utility charges; (iii) other operating expenses; (iv) total rents collected from tenants for such periods; and (v) other revenue collected and nature of such revenue; and (Y) financial statements for the Property for the previous three (3) calendar years, including, if available, the reports of accountants thereon.

                (5) Operating and capital expenditure budgets for the current calendar year and, to the extent in Brandywine OP's possession or reasonably available to Brandywine OP, for the previous three (3) calendar years.

                (6) All existing surveys and title policies for the Property that are reasonably available to Brandywine OP.

                (7) A complete list of all Operating Agreements and leasing commission agreements relating to the Property in effect as of the date of this Agreement and complete copies of all such Operating Agreements and leasing commission agreements.

                (8) A complete list of all Tangible Personal Property and a complete list of all Leased Property (if any) and complete copies of all lease agreements related thereto.

                (9) To the extent in Brandywine OP's possession or reasonably available to Brandywine OP, any information in Brandywine OP's' possession or reasonably available to Brandywine OP regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

                (10) A complete list of all Warranties and Guaranties in effect as of the date of this Agreement and complete copies of all such Warranties and Guaranties.

                (11) Copies of all soil tests, structural engineering tests, inspection reports, asbestos surveys, masonry tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or reports, market studies and site plans related to the Property in Brandywine OP's possession or reasonably available to Brandywine OP, together with copies of any and all correspondence, reports and other written documentation regarding the environmental aspects of the property or any toxic substances or equipment affecting or related to the Property.

                (12) If in Brandywine OP's possession or reasonably available to Brandywine OP, copies of complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property.

                (13) If in Brandywine OP's possession or reasonably available to Brandywine OP, copies of as-built plans and specifications for the Property.

                (14) Parking, structural, mechanical or other engineering reports or studies related to the Property, if any, in Brandywine OP's possession or reasonably available to Brandywine OP.

                (15) To the extent in the possession of Brandywine OP or any affiliate of Brandywine OP or BRSCO, copies of credit reports and financial information on all tenants in possession of any of the Property and of any guarantors of such tenants' obligations.

                (16) Copies of all approvals from any owners associations having jurisdiction over the Real Property and copies of all correspondence from any such owners association.

                (17) Copies of the Mass Mutual Loan Documents and copies of any uncured notices of default or event of default from Mass Mutual.

                (18) A copy of the tax return and financial statements for Tysons Partnership for 1999 and 2000 to the extent reasonably available to Brandywine OP.

                (19) A copy of the Original Tysons Partnership Agreement and the limited partnership agreements and limited liability company agreement, as applicable, for the Subsidiary Entities to the extent reasonably available to Brandywine OP.

                (20) Copies of all Insurance Policies in effect, together with the name and telephone number of a contact person at each insurance company.

     Any reference to a document or information being in the possession of Brandywine OP or similar phrase shall be construed to include documents or information currently in the possession of Tysons Partnership, BRSCO or any of the Subsidiary Entities.

     During the Study Period and thereafter until the Closing, Brandywine OP shall make available to Prentiss, copies of all materials, correspondence, books, records, financial statements, operating statements and any and all other materials or information relating to the Property which come into Brandywine OP's, Tysons Partnership's or either of the Subsidiary Entities' possession or control or are otherwise reasonably available to Brandywine OP from and after the date on which the Submission Matters were delivered to Prentiss.

     Notwithstanding anything herein to the contrary, although Prentiss has not received all of the deliveries described in this SECTION 2.4(b), Prentiss has completed its feasibility study pursuant to SECTION 2.4(a) but reserves the right to require, and Brandywine OP hereby agrees to deliver, to the extent available to it, any item described in SECTION 2.4(b) not previously delivered at any time during the period expiring six (6) months after the Closing Date, which agreement shall survive the Closing Date for such six (6) month period.

            (c) Prentiss shall indemnify and defend Brandywine OP against any loss, damage or claim for personal injury or property damage (including reasonable attorney's fees) arising from the entry upon the Property pursuant to this SECTION 2.4 by Prentiss or any agents, contractors or employees of Prentiss. Prentiss, at its own expense, shall restore any damage to the Property caused by any of the tests or studies made by Prentiss. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

            (d) On or before 5:00 p.m. Dallas, Texas time on the date that is five (5) days after the date of this Agreement, Brandywine OP shall deliver to Prentiss, at Brandywine OP's sole cost and expense, the most recent Surveys of the Property, which are in the possession of Brandywine OP. Such Surveys shall have been prepared by a Surveyor(s) licensed to practice in the Commonwealth of Virginia. During the Study Period, Prentiss shall have the right to update such Surveys, at Prentiss' sole cost. On or before the Closing Date, Prentiss shall cause the Title Company to furnish to Prentiss, at Brandywine OP's sole cost and expense, (i) a title insurance commitment bearing an effective date subsequent to the date of this Agreement issued by the Title Company covering the Real Property, binding the Title Company to issue a ALTA Form Owner's Policy of Title Insurance, showing title to be held currently by the applicable Subsidiary Entities in a good, indefeasible and insurable condition, together with legible copies of all documents identified in such title insurance commitment as exceptions to title certified as true and complete by the Title Company (collectively, the "TITLE COMMITMENT"), and (ii) reports of searches of the Uniform Commercial Code records of both the county and State in which the Property is located (collectively, the "UCC REPORTS") with respect to the state of title to the Property and the Tysons Partnership Interest. Prior to the expiration of the Study Period, Prentiss shall notify Brandywine OP of any matters shown on the Survey or identified in the Title Commitment or the UCC Reports that Prentiss is unwilling to accept (collectively, "PRENTISS' OBJECTIONS"); however, Prentiss may not object to the Mass Mutual Loan Documents. If any of Prentiss Objections consist of delinquent taxes, mortgages, deeds of trust, security agreements, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, notwithstanding anything herein to the contrary, Brandywine OP shall be obligated to cause Tysons Partnership and Subsidiary Entities to pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure over such Prentiss Objections) any such Prentiss Objections and Escrow Agent is authorized to pay and discharge at Closing such Prentiss Objections to the extent not paid and discharged or bonded against at Closing. Brandywine OP shall not be obligated to incur any expenses to cure any Prentiss' Objections (including, without limitation, any lis pendens filed against the Property) unless Brandywine OP agrees to cure such Prentiss' Objections as hereinafter provided. Brandywine OP shall notify Prentiss on or before the Closing Date whether Brandywine OP agrees to cure such Prentiss' Objections. If Brandywine OP notifies Prentiss in writing on or before the Closing Date that Brandywine OP agrees to cure such Prentiss' Objections, Brandywine OP shall correct such Prentiss' Objections on or before the Closing Date to the reasonable satisfaction of Prentiss. If Brandywine OP does not notify Prentiss on or before the Closing Date of its agreement to cure such Prentiss' Objections, Brandywine OP shall be deemed to have elected not to cure such Prentiss' Objections, and Prentiss shall elect (1) to waive such Prentiss' Objections or (2) to terminate this Agreement, in which case the Deposit shall be promptly returned to Prentiss and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement. Brandywine OP shall not, after the date of this Agreement, subject the Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Prentiss' prior written consent. The Mass Mutual Loan Documents and all title matters revealed by the Title Commitment, UCC Reports and Survey and not objected to by Prentiss as provided above (other than those rendering title defeasible and delinquent taxes, mortgages, deeds of trust, security agreements and other liens and charges that are to be paid or bonded against at Closing as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Prentiss shall not be required to accept contribution of the Tysons Partnership Interest if the Property is subject to any matters which (i) may arise subsequent to the effective date of the Title Commitment, UCC Reports and Survey examined by Prentiss during the Study Period and (ii) impairs title to any portion of the Property and will not be released or bonded against on or before the Closing Date. If a title exception is disclosed by the Title Company which was not shown in the Title Commitment or Survey and was not the result of Tysons Partnership's acts or omission, then, unless Brandywine OP notifies Prentiss in writing by the Closing Date that Brandywine OP agrees to take such action as may be necessary to release such title exception on or before the Closing Date, Prentiss may (i) terminate this Agreement by written notice to Brandywine OP, in which event the Deposit shall be promptly returned to Prentiss and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (ii) waive its objections to such title exception and consummate the transactions contemplated herein.


                                  ARTICLE III
                 BRANDYWINE OP'S REPRESENTATIONS AND WARRANTIES

     To induce Prentiss to enter into this Agreement and to accept the contribution of the Tysons Partnership Interest, Brandywine OP makes the following representations and warranties with respect to the Property, upon each of which Brandywine OP acknowledges and agrees that Prentiss is entitled to rely and has relied:

     3.1. ORGANIZATION AND POWER. Brandywine OP is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware. Tysons Partnership is a general partnership duly formed and validly existing under the laws of the State of Delaware. The Subsidiary Entities are duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of Brandywine OP, Tysons Partnership and the Subsidiary Entities is duly qualified to transact business in the Commonwealth of Virginia and State of Delaware, and has all requisite powers and all material governmental licenses, authorizations, consents and approvals to carry on its respective business as now conducted and, as to Brandywine OP, to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Brandywine OP hereunder.

     3.2. AUTHORIZATION, EXECUTION AND DISCLOSURE. This Agreement has been duly authorized by all necessary action on the part of Brandywine OP, has been duly executed and delivered by Brandywine OP, constitutes the valid and binding agreement of Brandywine OP and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. Other than Brandywine OP, there is no other person or entity who has an ownership interest in the Tysons Partnership Interest and other than Tysons Partnership there is no person or entity who has an ownership interest in the Subsidiary Entities or whose consent is required in connection with Brandywine OP's performance of its obligations hereunder which has not been obtained, except for FFI and Mass Mutual. The person executing this Agreement on behalf of Brandywine OP has the authority to do so. Brandywine OP has not and will not intentionally conceal, or cause Tysons Partnership, BRSCO or the Subsidiary Entities to conceal, any information regarding the Tysons Partnership Interest, the Property, the Tysons Partnership or either of the Subsidiary Entities.

     3.3. NON-CONTRAVENTION. The execution and delivery of, and the performance by Brandywine OP of its obligations under, this Agreement do not and will not (a) contravene, or constitute a default under, any provision of (i) Brandywine OP's Organizational Documents, the Original Tysons Partnership Agreement or the agreements of limited partnership or limited liability company agreement, as applicable, of the Subsidiary Entities, (ii) applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Brandywine OP, Tysons Partnership or the Subsidiary Entities or to which the Property is subject (except for the Mass Mutual Loan Documents), the result of which could have a material adverse effect on the value of the Property or Brandywine OP's ability to contribute the Tysons Partnership Interests to Prentiss and/or Brandywine OP's ability to perform its obligations under this Agreement, or
(iii) result in the creation of any lien or other encumbrance on any asset of Brandywine OP, Tysons Partnership or the Subsidiary Entities. Except as set forth in the KPMG Lease identified on the Rent Roll or in the Original Tysons Partnership Agreement there are no outstanding agreements (written or oral) pursuant to which Brandywine OP, either directly or through Tysons Partnership, BRSCO or the Subsidiary Entities, has agreed to sell or has granted an option or right of first refusal to purchase the Tysons Partnership Interest, the Property or the Subsidiary Entities or any interest therein or any part thereof.

     3.4. NO SPECIAL TAXES. Brandywine OP has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

     3.5. COMPLIANCE WITH EXISTING LAWS AND RESTRICTIVE COVENANTS. To Brandywine OP's knowledge, Tysons Partnership possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. Neither Brandywine OP, nor to Brandywine OP's knowledge Tysons Partnership, BRSCO or any of the Subsidiary Entities, has received any notice within the past three years, of any existing or threatened violation of any provision of any (a) Applicable Laws including, but not limited to, those of environmental agencies or insurance boards of underwriters with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations to the Property other than those that have been made prior to the date hereof, and (b) restrictive covenants or deed restrictions affecting the Property.

     3.6. OPERATING AGREEMENTS. There are no management, service, supply, maintenance, employment or other contracts in effect with respect to Tysons Partnership, the Subsidiary Entities or the Property of any nature whatsoever, written or oral, other than the Management Agreement and the other Operating Agreements listed on SCHEDULE 3.6 hereof. To Brandywine OP's knowledge, Tysons Partnership and the Subsidiary Entities have performed all of their respective obligations under each of the Operating Agreements in all material respects and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. To Brandywine OP's knowledge, all other parties to the Operating Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. Neither Brandywine OP, Tysons Partnership, BRSCO nor any of the

Subsidiary Entities has received any notice of any intention by any of the parties to any of the Operating Agreements to cancel the same, nor has Brandywine OP caused Tysons Partnership to cancel any of same. Brandywine OP shall cause Tysons Partnership or the applicable Subsidiary Entity to terminate any Operating Agreements which are terminable without penalty to be terminated as of the Closing Date.

     3.7. CONDEMNATION PROCEEDINGS; ROADWAYS. Neither Brandywine OP, Tysons Partnership nor any of the Subsidiary Entities has received any notice of any condemnation or eminent domain proceeding pending or, to Brandywine OP's knowledge, no such action is threatened, against the Property or any part thereof. Brandywine OP has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving the Property.

     3.8. ACTIONS OR PROCEEDINGS. There is no action, suit or proceeding pending or known to Brandywine OP to be threatened against or affecting Brandywine OP, Tysons Partnership or any of the Subsidiary Entities in any court, before any arbitrator or before or by any Governmental Authority which
(a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Brandywine OP, Tysons Partnership or any of the Subsidiary Entities is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) is reasonably likely to materially and adversely affect the business, financial position or results of operations of Brandywine OP, Tysons Partnership, the Subsidiary Entities or the Property, (c) is reasonably likely to materially and adversely affect the ability of Brandywine OP to perform its obligations hereunder, or under any document to be delivered pursuant hereto or the ability of Tysons Partnership or any of the Subsidiary Entities to own and operate the Property, (d) is reasonably likely to create a lien on the Tysons Partnership Interest, or the Property, or a Subsidiary Entity, any part thereof or any interest therein or (e) is reasonably likely to otherwise materially and adversely affect the Tysons Partnership Interest, a Subsidiary Entity or the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.9. BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Brandywine OP, Tysons Partnership or any of the Subsidiary Entities.

     3.10. HAZARDOUS SUBSTANCES. To Brandywine OP's knowledge, neither Tysons Partnership, BRSCO, any of the Subsidiary Entities nor any previous owner, tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property in violation of any Applicable Laws. To Brandywine OP's knowledge, no Hazardous Materials have migrated from or to the Property upon, about, or beneath other properties in violation of any Environmental Requirements. To Brandywine OP's knowledge, neither the Property nor its existing or prior uses fail or failed to materially comply with Environmental

Requirements. Brandywine OP has no knowledge of any permits, licenses or other authorizations which are required under any Environmental Requirements with regard to the current uses of the Property which have not been obtained and complied with. To Brandywine OP's knowledge, neither Brandywine OP, Tyson Partnership, BRSCO, any of the Subsidiary Entities nor any prior owner, occupant or user of the Property has received any written notice concerning any alleged violation of Environmental Requirements in connection with the Property or any liability for Environmental Damages in connection with the Property for which Brandywine OP, Tysons Partnership or a Subsidiary Entity (or Prentiss after Closing) may be liable. To Brandywine OP's knowledge, no Hazardous Materials are constructed, deposited, stored or otherwise located on, under, in or about the Property in violation of any Environmental Requirements. To Brandywine OP's knowledge, there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, summons or investigation, pending or threatened, relating to any alleged violation of Environmental Requirements on the Property, or from the suspected presence of Hazardous Materials thereon, or relating to any Environmental Damages. To Brandywine OP's knowledge, there are no underground or above ground chemical treatment or storage tanks, or gas or oil wells are located on the Property. The representations and warranties made by Brandywine OP in this SECTION 3.10 shall be subject to the matters disclosed in the environmental reports delivered by Brandywine OP to Prentiss pursuant to SECTION 2.4(b)(10) hereof.

     3.11. PARTIES IN POSSESSION. There are no parties in possession of the Property except for tenants under written leases, copies of which will be delivered to Prentiss pursuant to the terms hereof.

     3.12. LEASES. There are no leases, concessions or occupancy agreements in effect with respect to the Real Property other than the Leases listed on the Rent Roll attached as SCHEDULE 3.12; and SCHEDULE 3.12 attached hereto is a complete and correct list of all Leases in effect on the date of this Agreement. Neither Brandywine OP, Tysons Partnership, BRSCO nor any of the Subsidiary Entities has sent out any written notice of any default to any tenant under any Lease which has not been cured except as set forth on Schedule 3.12. To Brandywine OP's knowledge, the lessor has performed all obligations required of it under all of the Leases and there remain no unfulfilled obligations of lessor under the Leases, the nonperformance of which could entitle a tenant to damages under such Lease or could cause lessor to be in default under such Lease. Except as shown on SCHEDULE 3.12, no tenant has given written notice to Brandywine OP, Tysons Partnership, BRSCO or any of the Subsidiary Entities of its intention to institute litigation with respect to any Lease that has not been dismissed, and neither Brandywine OP, Tysons Partnership, BRSCO or any of the Subsidiary Entities has been served with a citation notifying it of any litigation with respect to any Lease that has not been dismissed. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered except for any assignments, pledges or encumbrances which will be fully released on or before the Closing Date and except pursuant to the Mass Mutual Loan Documents. The Rent Roll is true, correct and complete in all material respects as of the date shown in the Rent Roll and, to Brandywine OP's knowledge, there has been no material adverse change with respect to any of the items shown on the Rent Roll during the period from the date thereof to the date of this Agreement, except as shown thereon.

     3.13. LEASED PROPERTY. To Brandywine OP's knowledge, all leases of the Leased Property, if any, are in good standing and free from default.

     3.14. PERSONAL PROPERTY. Except for the security interests and liens securing the Mass Mutual Loans, all of the Personal Property owned by the Tysons Partnership or a Subsidiary Entity is free and clear of all liens and encumbrances except for those which will be discharged by Tysons Partnership or a Subsidiary Entity at Closing, and each of Tysons Partnership and the Subsidiary Entities (if and to the extent it owns Personal Property) has good and merchantable title thereto.

     3.15. ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE TYSONS PARTNERSHIP INTEREST AND TYSONS PARTNERSHIP.

            (a) Each of the Original Tysons Partnership Agreement and the limited partnership agreements and limited liability company agreement delivered pursuant to SECTION 2.4(b)(19) is a true and correct copy of the partnership agreement of Tysons Partnership, as amended through the date hereof. To Brandywine OP's knowledge, the Original Tysons Partnership Agreement lists all existing Partners (individually, a "Partner" and collectively, the "Partners") of Tysons Partnership; and the Original Tysons Partnership Agreement accurately describes the Tysons Partnership Interest. Brandywine OP is the sole owner of the Tysons Partnership Interests, free and clear of all liens and encumbrances. The Tysons Partnership Interests were not issued in violation of any federal or state securities laws.

            (b) Brandywine OP's tax basis in the Tysons Partnership as of December 31, 2000 is $14,382,258. The remaining net Section 704(c) gain with respect to the Tysons Partnership Interest as of December 31, 2000 is $25,110,733.

            (c) There are no equity, revenue, cash flow, profit or other participations or similar rights which apply to Tysons Partnership or the Subsidiary Entities except as set forth in the Original Tysons Partnership Agreement or the agreements of limited partnership or limited liability company agreement, as applicable, of the Subsidiary Entities.

            (d) Except as provided in the Original Tysons Partnership Agreement, there are no rights, subscriptions, options, rights of first refusal, conversion rights or other agreements to purchase or to otherwise acquire any securities or obligations of any kind convertible into any partnership interest or other equity interests or participation interests in Tysons Partnerships or any of the Subsidiary Entities.

            (e) Neither Tysons Partnership nor any of the Subsidiary Entities has engaged in any business other than the ownership, development, leasing and management of the Property, has any subsidiaries other than the Subsidiary Entities or has ever owned stock, shares or interests of any kind whatsoever in any other entity.

     3.16. NO UNPAID CHARGES. There are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Property which could give rise to any mechanic's or materialmen's or other statutory lien against the Property, or any part thereof, or for which Tysons Partnership or the Subsidiary Entities will be responsible or which will be due upon the initial occupancy of vacant space (such as water or sewer connection or tap-in fee). The financial statements and tax returns of Tysons Partnership delivered pursuant to SECTION 2.4(b) were true, correct and complete in all material respects as of the respective dates thereof.

     3.17. CONDITION OF IMPROVEMENTS. Neither Brandywine OP, Tysons Partnership, BRSCO nor any of the Subsidiary Entities, has received any written notice, from any third party alleging that (a) any of the Improvements (i) are defective in design or construction, (ii) are not in operating condition and a satisfactory state of repair, or (iii) have roof leaks, (b) any mechanical systems are not in reasonable working order and repair, or (c) Tysons Partnership or any of the Subsidiary Entities has failed to operate the Property in a commercially reasonable manner consistent with a modern office building; provided, however, the foregoing representation and warranty as to notices received shall not include any representation or warranty as to notices concerning the aesthetic or other subjective quality of the design of the Property or any system, element or component thereof and no representation or warranty shall be deemed made as to any defect disclosed in any property condition report obtained by Prentiss in connection with the Property.

     3.18. ACCESS. Neither Brandywine OP, Tysons Partnership, BRSCO nor any of the Subsidiary Entities, has any knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of the Property's existing access to and from public streets or roads.

     3.19. NO COMMITMENTS. No commitments have been made to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Tysons Partnership or any of the Subsidiary Entities to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. Without limiting the generality of the foregoing, neither Brandywine OP, Tysons Partnership, BRSCO nor any of the Subsidiary Entities, is a party to any paving agreements or undertakings, payback agreements, revenue bonds, utility debt service expenses or other charges or expenses upon or relating to any of the Property or applicable thereto.

     3.20. NOT A "FOREIGN PERSON". Neither Brandywine OP, Tysons Partnership nor any of the Subsidiary Entities is a "FOREIGN PERSON" within the meaning of
Section 1445 of the Internal Revenue Code, as amended (i.e., none of them is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

     3.21. LEASING COMMISSIONS. No brokerage or leasing commissions or other fees or compensation are due or payable, or will become due and payable as a result of agreements in place, to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extension or renewals thereof, except as set forth on the SCHEDULE 3.21 hereof or SCHEDULED 6.4(g).

     3.22. OTHER AGREEMENTS. Except as set forth in the Original Tysons Partnership Agreement and the Original Exchange Agreement, there are no options, contracts or other obligations outstanding for the sale, exchange or transfer of the Tysons Partnership Interest or any interest therein which would be superior to the rights of Prentiss under this Agreement or which would survive Closing.

     3.23. EXISTING SECURED INDEBTEDNESS. There is no debt secured by liens on the Property, or any portion thereof, which will not be released and discharged as of the Closing, other than the Mass Mutual Loans. None of the borrowing parties is in default under the Mass Mutual Loan Documents, to Brandywine OP's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder, and EXHIBIT D-2 is true, accurate and complete in all material respects.

     3.24. EMPLOYMENT ON "AT-WILL" BASIS. All persons and entities presently employed in connection with the operation and maintenance of the Property are employed on an "AT WILL" basis, are dischargeable upon not more than thirty (30) days' notice and, unless otherwise directed by Prentiss, shall be terminated by Brandywine OP as of Closing. There are no labor disputes pending, nor to the best of Brandywine OP's knowledge, contemplated pertaining to the operation or maintenance of the Property, or any part thereof. Neither Brandywine OP, Tysons Partnership nor any of the Subsidiary Entities has any employment agreements, either written or oral, with any person which would require Prentiss, Tysons Partnership or any of the Subsidiary Entities to employ any person after the date hereof or the Closing Date.

     3.25. ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ISSUANCE OF COMMON UNITS AND PREFERRED UNITS.

            (a) ACCREDITED INVESTOR. Brandywine OP acknowledges and understands that the issuance of the Common Units and the Special Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or 4(6) of the Securities Act and Regulation D promulgated thereunder ("Regulation D"), and, in accordance therewith and in furtherance thereof, represents and warrants for the benefit of the Trust that it is an "accredited investor" as that term is defined pursuant to Rule 501 of Regulation D. Brandywine OP has no reason to expect that there will be any material adverse change in its financial condition that would result in it no longer being an accredited investor and will advise Prentiss of any such change occurring prior to the issuance to Brandywine OP of the Common Units and the Special Units or the Common Shares that may be issued upon redemption of the Common Units.

            (b) INVESTMENT EXPERIENCE. Brandywine OP has such knowledge and experience in financial and business matters as is required for evaluating the merits and risks of its acquisition of Common Units and Special Units, and Brandywine OP or its representative has received such information requested by it concerning the business, management and financial affairs of the Trust in order to evaluate the merits and risks of making such acquisition.

            (c) ACQUISITION ENTIRELY FOR OWN ACCOUNT. Brandywine OP is acquiring the Common Units and Special Units for its own account and for investment purposes only and not with a present view to the resale or other distribution of the Common Units or Special Units. Brandywine OP has no agreement or understanding with any other person to grant a participation or interest, of whatever nature, kind or description, in such Common Units and Special Units.

            (d) BEAR RISK OF INVESTMENT. Brandywine OP is able to bear the substantial economic risks of an investment in the Common Units and Special Units for an indefinite period of time, has no need for liquidity in such investment, and can afford to lose its entire investment in the Option and the Common Shares.

            (e) RESTRICTIONS ON TRANSFER. Notwithstanding anything herein to the contrary, the Common Units and Special Units may not be resold in the absence of registration of such Common Units and Special Units under the Securities Act or an opinion of counsel reasonably satisfactory to the Trust that such registration is not required. Any certificates representing the Common Units, Special Units or Common Shares issuable upon redemption of the Common Units shall bear a restricted stock legend indicating the foregoing restrictions on transfer.

     3.26. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. PRENTISS HEREBY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS ARTICLE III, OR AS OTHERWISE EXPRESSLY STATED HEREIN OR IN ANY DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH, NEITHER BRANDYWINE OP NOR ANY AGENT, ATTORNEY, EMPLOYEE OR REPRESENTATIVE OF BRANDYWINE OP HAS MADE ANY REPRESENTATION WHATSOEVER REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, OR ANY PART THEREOF, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL NATURE OR CONDITION OF THE PROPERTY OR THE CAPABILITIES THEREOF, AND THAT PRENTISS, IN EXECUTING, DELIVERING AND/OR PERFORMING THIS AGREEMENT, DOES NOT RELY UPON ANY STATEMENT AND/OR INFORMATION TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, BY ANY INDIVIDUAL, FIRM OR CORPORATION EXCEPT THOSE EXPRESSLY CONTAINED HEREIN OR DELIVERED PURSUANT THERETO OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EXCEPT AS OTHERWISE PROVIDED HEREIN, PRENTISS AGREES TO TAKE THE TYSONS PARTNERSHIP INTEREST AND ITS INDIRECT INTEREST IN THE PROPERTY "AS IS," AS OF THE DATE HEREOF,

REASONABLE WEAR AND TEAR EXCEPTED. IN ADDITION, EXCEPT AS SET FORTH HEREIN, BRANDYWINE OP MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE COMPLIANCE WITH ANY ENVIRONMENTAL REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

     Each of the representations and warranties contained in this ARTICLE III and its various subparagraphs are intended for the benefit of Prentiss and may be waived in whole or in part by Prentiss. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in SECTION 10.11 hereof, except to the extent that Brandywine OP gives Prentiss written notice prior to Closing of the untruth or inaccuracy of any representation or warranty, Prentiss otherwise obtains actual knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty, and Prentiss nevertheless elects to close this transaction. Prentiss shall be deemed to have actual knowledge of the untruth or inaccuracy of any representation or warranty only if (i) Prentiss receives written notice from Brandywine OP satisfying the foregoing requirements, or (ii) Thomas F. August, Robert K. Wiberg, Michael Cooper or J. Kevan Dilbeck has actual knowledge of any such untruth or inaccuracy. Except to the extent otherwise expressly provided in the immediately preceding sentence, no investigation, audit, inspection, review or the like conducted by or on behalf of Prentiss shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Prentiss has the right to rely thereon and that each such representation and warranty constitutes a material inducement to Prentiss to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to Brandywine OP.

     If any of Brandywine OP's representations and warranties made hereunder are found by Prentiss to be incorrect prior to Closing to the extent they affect the Tysons Partnership Interest, any of the Subsidiary Entities or the Property or its operation in any material respect, Prentiss shall inform Brandywine OP in writing and Prentiss' sole remedy, except as otherwise expressly provided in CLAUSE (a)(ii) of the first sentence of SECTION 9.3 hereof or the last sentence of SECTION 9.3 hereof, shall be termination of this Agreement on account thereof and refund of the Deposit. If Prentiss elects not to so terminate this Agreement, any remedy of Prentiss for breach of such warranties and representations made prior to the Closing shall be deemed to be irrevocably waived. Notwithstanding anything to the contrary contained in this Article, if Brandywine OP breaches any representation or warranty made by Brandywine OP and if prior to Closing Prentiss notifies Brandywine OP that it elects to terminate this Agreement on account of such breach, Brandywine OP may by written notice to Prentiss given or before the Closing Date agree to cure the breach (which breach must be cured on or before the Closing Date), and Prentiss shall thereupon be obligated to close the transaction and accept such cure as Prentiss' sole remedy for such breach.

     The term "TO BRANDYWINE OP'S KNOWLEDGE" or similar phrase shall mean the knowledge of Brandywine OP's chief executive officer, general counsel, chief financial officer and the current building engineer, property manager and leasing agent (collectively, "BRANDYWINE OP'S PERSONNEL WITH KNOWLEDGE") for the Property and such inquiry shall include the direction by Brandywine OP to such persons to review all files in their possession relating to the operation, ownership, maintenance and management of the Property. Brandywine OP covenants that if prior to Closing Brandywine OP obtains actual knowledge that any of the facts represented and warranted by Brandywine OP under this Agreement are or become untrue or inaccurate in any material respect, it will promptly inform Prentiss in writing of its discovery.

     Brandywine OP's Personnel with Knowledge shall not have any personal liability under this Agreement in their respective capacities as officers and/or directors of Brandywine OP.


                                   ARTICLE IV
                    PRENTISS' REPRESENTATIONS AND WARRANTIES

     To induce Brandywine OP to enter into this Agreement and to contribute the Tysons Partnership Interest and to accept the Common Units and the Special Units, Prentiss hereby makes the following representations and warranties, upon each of which Prentiss acknowledges and agrees that Brandywine OP is entitled to rely and has relied:

     4.1. ORGANIZATION AND POWER. Prentiss is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and to enter into and perform its obligations under this Agreement, including the issuance of the Common Units and Special Units, and any document or instrument required to be executed and delivered on behalf of Prentiss hereunder. Prentiss has the financial capability to acquire the Tysons Partnership Interest pursuant to this Agreement.

     4.2. NON-CONTRAVENTION. The execution and delivery of this Agreement and the performance by Prentiss of its obligations hereunder, including the issuance of the Common Units and Special Units, do not and will not contravene, or constitute a default under, any provisions of Prentiss' Organizational Documents or applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Prentiss.

     4.3. LITIGATION. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Prentiss or Prentiss in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Prentiss is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, including the issuance of the Common Units and Special Units, (b) could materially and adversely affect the business, financial position or results of operations of Prentiss, or (c) could materially and adversely affect the ability of Prentiss to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

     4.4. BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Prentiss.

     4.5. AUTHORIZATION, EXECUTION AND DISCLOSURE. This Agreement and the performance of Prentiss of its obligations hereunder, including the issuance of the Common Units and the Special Units, have been duly authorized by all necessary action on the part of Prentiss, and this Agreement has been duly executed and delivered by Prentiss, constitutes the valid and binding agreement of Prentiss and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

     4.6.   THE COMMON UNITS.

            (a) The Common Units, when issued by Prentiss on the Closing Date, will be redeemable, subject to the terms and conditions set forth in the Prentiss Partnership Agreement, including the Fourteenth Amendment thereto, for an equal number of Common Shares. Each Common Unit will be entitled to receive a distribution from the Trust at such time and in such amount as the holder of a Common Share is entitled to receive a distribution on such Common Share from the Trust, pro rated pursuant to SECTION 2.1(a)(ii). Any Common Shares issuable upon redemption of the Common Units, upon issuance: (i) will be duly and validly issued, fully-paid and non-assessable and (ii) will be approved for listing with the NYSE under the Securities Act. Prentiss will cause the Trust to file with the Securities and Exchange Commission a registration statement covering the resale of any such Common Shares and to use its best efforts to have such registration statement declared effective under the Securities Act, all in accordance with and as provided in SECTION 8.06 of the Prentiss Partnership Agreement and to maintain the effectiveness of such registration statement until the earlier of six months from the date of redemption and the date such Common Shares are resold.

            (b) The Trust meets the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code and the rules and regulations thereunder as currently in effect.

     4.7. ALLOCATION METHODOLOGY. Prentiss represents and warrants that throughout Brandywine OP's ownership of the Special Units, and notwithstanding anything to the contrary in any amendments to the Prentiss Partnership Agreement, Brandywine OP will receive annually an allocation of net income of Prentiss and not an allocation of gross income of Prentiss. For purposes of this
SECTION 4.7, net income amounts are defined under Section 703 of the Internal Revenue Code of 1986, as amended. Additionally, for purposes of this SECTION 4.7, gross income amounts are defined as an item of Prentiss' gross receipts.


                                   ARTICLE V
                              CONDITIONS PRECEDENT

     5.1. AS TO PRENTISS' OBLIGATIONS. Prentiss' obligations hereunder are subject to the satisfaction of the following conditions precedent:

            (a) BRANDYWINE OP'S DELIVERIES. Brandywine OP shall have delivered to or for the benefit of Prentiss, on or before the Closing Date, all of the documents and other information required of Brandywine OP pursuant to SECTIONS
7.2 and 7.4 hereof.

            (b) REPRESENTATIONS, WARRANTIES AND COVENANTS; OBLIGATIONS OF BRANDYWINE OP; CERTIFICATE. All of Brandywine OP's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made; Brandywine OP shall have performed in all material respects all of its covenants and other obligations under this Agreement; and Brandywine OP shall have executed and delivered to Prentiss at Closing a certificate to the foregoing effect.

            (c) TITLE INSURANCE. Good and indefeasible fee simple title to the Property by the applicable Subsidiary Entity shall be insurable as such by the Title Company, subject only to Permitted Title Exceptions as determined in accordance with section 2.4 hereof and including, without limitation, all applicable deletions of standard exceptions and endorsements permitted under applicable state law which are customarily required by institutional investors purchasing property comparable to the Property, including a non-imputation endorsement.

            (d) CONDITION OF IMPROVEMENTS. The Improvements (including but not limited to the mechanical systems, plumbing, electrical, wiring, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Brandywine OP shall not have removed or caused or permitted to be removed any part or portion of the Property without Prentiss' prior written consent unless the same is replaced, prior to Closing, with a similar item of at least equal suitability, quality and value, free and clear of any lien or security interest.

            (e) UTILITIES. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property.

            (f) DUE DILIGENCE MATERIALS. All rent rolls, lists, schedules and other documents furnished by Brandywine OP to Prentiss under this Agreement shall be true and correct in all material respects, except for inaccuracies as to which Prentiss was given written notice by Brandywine OP or otherwise had actual knowledge prior to the end of the Study Period.

            (g) NO ADDITIONAL PROCEEDINGS; TENANT DEFAULTS. Except for matters as to which Prentiss was given written notice by Brandywine OP or otherwise had actual knowledge prior to the end of the Study Period, on the Closing Date, there shall be no (a) litigation pending or threatened, seeking (i) to enjoin the consummation of the transactions contemplated hereunder, (ii) to recover title to the Property, or any part thereof or any interest therein, (iii) to increase substantially ad valorem taxes theretofore assessed against any of the

Property, (iv) to enjoin the violation of any law, rule, regulation, restrictive covenant or zoning ordinance that may be applicable to the Property, or (v) claiming defaults or other liability of lessor under Leases by tenants leasing five percent (5%) or more of the rentable square feet of the Improvements, in the aggregate or (b) monetary default in excess of thirty (30) days for which a written notice of default has been given to a tenant and which constitutes an event of default under, and as defined in, the applicable Lease, other material default or any threatened or reasonably anticipated material default by tenants leasing five percent (5%) or more of the rentable square feet of the Improvements, in the aggregate.

            (h) ESTOPPEL LETTERS. The estoppel letters to be delivered at Closing pursuant to SECTION 7.2(g) hereof shall have been obtained and delivered and shall reflect no facts at material variance with the facts disclosed on the Rent Roll and records provided to Prentiss during the Study Period.

            (i) MASS MUTUAL CONSENT. Mass Mutual shall have executed and delivered the Mass Mutual Consent in substantially the form of EXHIBIT D-1 hereto. In the event that Mass Mutual shall charge any fees or expenses in connection with giving its consent, Brandywine OP shall be responsible for the payment of such fees and expenses.

            (j) FFI CONSENT. FFI shall have executed and delivered the FFI Consent in substantially the form of EXHIBIT B hereto.

            (k) TERMINATION AGREEMENT. FFI shall have executed and delivered the Termination Agreement in substantially the form of EXHIBIT I hereto.

            (l) REPLACEMENT TRUE UP. FFI shall have terminated the Original True Up and shall have executed the Replacement True Up.

Each of the conditions contained in this SECTION 5.1 are intended for the benefit of Prentiss and may be waived in whole or in part, by Prentiss, but only by an instrument in writing signed by Prentiss.

     5.2. AS TO BRANDYWINE OP'S OBLIGATIONS. Brandywine OP's obligations hereunder are subject to the satisfaction of the following conditions precedent:

            (a) PRENTISS' DELIVERIES. Prentiss shall have delivered to or for the benefit of Brandywine OP, on or before the Closing Date, all of the documents and payments required of Prentiss pursuant to SECTIONS 7.3 and 7.4 hereof.

            (b) REPRESENTATIONS, WARRANTIES AND COVENANTS; OBLIGATIONS OF PRENTISS. All of Prentiss' representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Prentiss shall have performed in all material respects all of its covenants and other obligations under this Agreement.

            (c) MASS MUTUAL CONSENT. Mass Mutual shall have executed and delivered the Mass Mutual Consent in substantially the form of EXHIBIT D-1 hereto.

            (d) FFI CONSENT. FFI shall have executed and delivered the FFI Consent in substantially the form of EXHIBIT B hereto.

            (e) TERMINATION AGREEMENT. FFI shall have executed and delivered the Termination Agreement in substantially the form of EXHIBIT I hereto.

            (f) REPLACEMENT TRUE UP. FFI shall have terminated the Original True Up and Prentiss and FFI shall have executed the Replacement True Up.

Each of the conditions contained in this Section is intended for the benefit of Brandywine OP and may be waived in whole or in part, by Brandywine OP, but only by an instrument in writing signed by Brandywine OP.


                                   ARTICLE VI
                           COVENANTS OF BRANDYWINE OP

     To induce Prentiss to enter into this Agreement and to accept the contribution of the Tysons Partnership Interest, and to issue the Common Units and Special Units, Brandywine OP covenants and agrees to the following:

     6.1. OPERATING AGREEMENTS. Brandywine OP shall not permit, prior to the Closing, Tysons Partnership or any of the Subsidiary Entities to enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property which cannot be terminated on or before the Closing Date, nor shall Brandywine OP, Tysons Partnership, BRSCO or any of the Subsidiary Entities enter into any agreements modifying the Operating Agreements in any material respect, unless
(a) any such agreement or modification will not bind Prentiss, Tysons Partnership or any of the Subsidiary Entities or the Property after the date of Closing or (b) Brandywine OP has obtained Prentiss' prior written consent to such agreement or modification. Brandywine OP agrees to cause to be cancelled and terminated effective as of the Closing Date any Operating Agreements (except for the Management Agreement, which is to be assigned to Manager) which are either with an affiliate of Brandywine OP or terminable without substantial penalty.

     6.2. WARRANTIES AND GUARANTIES. Brandywine OP shall not, prior to the Closing, permit Tysons Partnership, BRSCO or any of the Subsidiary Entities to release or modify any Warranties and Guaranties, if any, except with the prior written consent of Prentiss.

     6.3. INSURANCE. Prior to the Closing Date, Brandywine OP shall cause Tysons Partnership or the Subsidiary Entities to pay all premiums on, and neither Tysons Partnership nor the Subsidiary Entities shall cancel or voluntarily allow to expire, any of the Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. Brandywine OP hereby indemnifies and holds Prentiss harmless from and against all losses, costs, damages and expenses resulting from actions involving bodily or personal injury or property damage in or about any of the Property that occurred prior to the Closing Date, regardless of when the claim was made, but only to the extent coverage under the applicable Insurance Policy or Policies is not sufficient and paid, and this indemnity shall survive the Closing Date.

     6.4. OPERATION OF PROPERTY PRIOR TO CLOSING. Brandywine OP and Prentiss represent, warrant, covenant and agree with Prentiss that, between the date of this Agreement and the date of Closing (but in any event subject to Brandywine OP's obligations to comply with its fiduciary duties under the Original Tysons Partnership Agreement):

            (a) Subject to the restrictions contained herein, Brandywine OP shall cause Tysons Partnership and the Subsidiary Entities to operate the Property in the same manner in which Tysons Partnership and the Subsidiary Entities operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted.

            (b) Brandywine OP shall maintain the books of account and records of Tysons Partnership and the Subsidiary Entities in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping such books in prior years.

            (c) Brandywine OP shall cause Tysons Partnership and the Subsidiary Entities to maintain in full force and effect all Insurance Policies.

            (d) Brandywine OP shall cause Tysons Partnership and the Subsidiary Entities to punctually perform and discharge all obligations and undertakings of Tysons Partnership and the Subsidiary Entities under the Leases and shall not permit a default by lessor to occur thereunder.

            (e) Brandywine OP shall cause Tysons Partnership and the Subsidiary Entities to use and operate the Property in compliance with Applicable Laws and the requirements of the Mass Mutual Loan Documents and any Lease, Operating Agreement and Insurance Policy affecting the Property.

            (f) Brandywine OP shall cause Tysons Partnership and the Subsidiary Entities to pay prior to delinquency all ad valorem and other taxes due and payable with respect to the Property or its operation.

            (g) Without the express prior written consent of Prentiss (which consent shall not be unreasonably withheld and shall be deemed to have been given if Prentiss fails to respond to a written request from Brandywine OP for such consent within two (2) business days following Prentiss' receipt of any such request), Brandywine OP shall not permit Tysons Partnership and/or the Subsidiary Entities to: (i) enter into new Leases of any kind or nature affecting the Property; or (ii) grant a renewal or extension of any existing Lease, or consent to any assignment, sublease or expansion of any existing lease or portion thereof which, by the terms of any such Lease, requires lessor's prior consent as a condition to any such renewal, extension, assignment, sublease or expansion. Brandywine OP shall not, without the express written consent of Prentiss, in any manner permit Tysons Partnership and the Subsidiary Entities to change, modify, extend, renew or terminate any Lease except as required by the terms thereof, or waive in any material respect any of the tenant's obligations under any Lease; provided, Leases with Brandywine OP's management company may be terminated on or before the Closing Date without the prior consent of Prentiss. Neither Brandywine OP, Tysons Partnership nor any of the Subsidiary Entities shall apply all or any part of the security or damage deposit of a tenant under any Lease to obligations of such tenant, unless such tenant has vacated its portion of the Property as of the Closing Date. Notwithstanding the foregoing, Prentiss hereby approves the new Leases which have been entered into by Tysons Partnership and the Subsidiary Entities and costs associated therewith, as more particularly described in SCHEDULE 6.4(g) hereto.

            (h) Brandywine OP shall cause all debts and liabilities for labor, materials, services and equipment incurred in the construction, operation and development of the Property, including leasehold improvements, to be promptly paid by Tysons Partnership and the Subsidiary Entities.

            (i) Neither Brandywine OP, Tysons Partnership, BRSCO nor any of the Subsidiary Entities shall (1) make any agreements which shall be binding upon Prentiss, Tysons Partnership or any of the Subsidiary Entities with respect to the Property, or (2) reduce, or cause to be reduced any rents or any other revenues over which Tysons Partnership or BRSCO has operational control.

            (j) Brandywine OP shall promptly deliver to Prentiss upon Prentiss' request such reports showing the revenue and expenses of the Property, Tysons Partnership and the Subsidiary Entities as Brandywine OP customarily keeps or receives internally for its own use.

            (k) Except as required by the terms thereof or hereof, Brandywine OP shall not in any manner permit Tysons Partnership, BRSCO or any of the Subsidiary Entities to change, modify, extend, renew or terminate any Operating Agreement which would be binding on Prentiss, Tysons Partnership or either Subsidiary Entity or the Property without the express written consent of Prentiss.

            (l) Brandywine OP shall promptly advise Prentiss of any litigation, arbitration or administrative hearing concerning or affecting the Property, Tysons Partnership or the Subsidiary Entities of which Brandywine OP obtains actual knowledge.

            (m) Brandywine OP shall cause Tysons Partnership and the Subsidiary Entities to keep the Mass Mutual Loans current, to comply with the terms and provisions of the Mass Mutual Loan Documents and to immediately send Prentiss copies of all correspondence received from Mass Mutual. Neither Brandywine OP, Tysons Partnership nor the Subsidiary Entities shall modify any provisions of the Mass Mutual Loan Documents except for their joinder in the Mass Mutual Consent.

     6.5. NO MARKETING. Brandywine OP shall not cause Tysons Partnership or any of the Subsidiary Entities to market the Property for sale or enter into discussions or negotiations with potential purchasers of the Property unless this Agreement has been terminated pursuant to its terms.

     The foregoing covenants of Brandywine OP are for the benefit of Prentiss or its assignee of its rights under this Agreement.


                                  ARTICLE VII
                                     CLOSING

     7.1. CLOSING. The Closing shall occur within five (5) days after the conditions precedent set forth in SECTIONS 5.1 and 5.2 have been satisfied. As more particularly described below, at the Closing the parties hereto will meet to (i) execute all of the documents required to be delivered in connection with the transactions contemplated hereby (the "CLOSING DOCUMENTS"), (ii) deliver the same to Escrow Agent, and (iii) take all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur at the offices of the Escrow Agent. At the Closing, the Title Company shall update the title to the Property and, provided there has been no change in the status of title as reflected in the Title Commitment and Survey which has not been waived by Prentiss pursuant to SECTION 2.4(c) hereof, and Escrow Agent shall record, release and date, where appropriate, the Closing Documents in accordance with the joint instructions of Brandywine OP and Prentiss and shall send, by wire transfer, all sums, if any, owing to Brandywine OP or Prentiss hereunder to Brandywine OP or Prentiss, as applicable. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property (as the new Managing Partner of Tysons Partnership) shall be delivered to Prentiss on the Closing Date, subject only to Permitted Title Exceptions and the rights of tenants under the Leases. Notwithstanding anything herein to the contrary, if the Closing Date does not occur by April 30, 2001, and the provisions of SECTION 9.3 or 9.5 are not applicable, then either party may terminate this Agreement by notice to the other party hereto, in which event neither party shall have any further obligation to the other except for the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement, and the Deposit, less the Independent Consideration, shall be promptly refunded to Prentiss.

     7.2. BRANDYWINE OP'S DELIVERIES. At the Closing, Brandywine OP shall deliver to Escrow Agent all of the following instruments, each of which shall have been duly executed and shall be dated as of the Closing Date:

            (a) The certificate required by SECTION 5.1(b) hereof.

            (b) The Partnership Assignment and Assumption Agreement.

            (c) The Management Agreement Assignment and Assumption Agreement (executed by BRSCO).

            (d) The Termination Agreement executed by Brandywine OP and Baita.

            (e) The Mass Mutual Consent.

            (f) The Amended and Restated Tysons Partnership Agreement executed by Baita, together with an amended name change certificate.

            (g) An updated certified Rent Roll dated as of the date preceding the Closing Date.

            (h) Either (i) an estoppel letter in the form of EXHIBIT K hereto dated not more than thirty (30) days prior to the Closing Date (a) from each of the tenants under the Leases covering 7,500 square feet or more, and (b) from tenants leasing, in the aggregate, at least seventy-five percent (75%) of the remainder of the Improvements, or (ii) an estoppel letter executed by Brandywine OP certifying to the matters specified in EXHIBIT K hereto for any tenant which does not execute an estoppel letter. Any estoppel letter provided by Brandywine OP for a Lease pursuant to CLAUSE (ii) above shall state that Brandywine OP shall have no liability thereunder if Brandywine OP subsequently provides to Prentiss an estoppel letter in the form of EXHIBIT K from the tenant under such Lease.

            (i) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy (and a lender's policy for the benefit of Mass Mutual) subject only to Permitted Title Exceptions and to issue a non-imputation endorsement and the endorsements thereto which are customarily required by institutional investors assuming notes and mortgages encumbering property comparable to the Property.

            (j) An updated Title Commitment issued by the Title Company, dated as of the date and time of Closing, subject only to the Permitted Title Exceptions.

            (k) All original Warranties and Guaranties in Brandywine OP's possession or reasonably available to Brandywine OP.

            (l) To the extent in Brandywine OP's possession or reasonably available to Brandywine OP, a valid, final and unconditional certificate of occupancy for the Real Property and Improvements, issued by the appropriate Governmental Authority and, if required by Applicable Laws, transferred to Prentiss.

            (m) The originals of any Operating Agreements which are to remain in place.

            (n) Executed originals of all Leases, leases of Leased Property, permits and, to the extent in Brandywine OP's possession or control, Authorizations as required hereunder and any other documents or instruments affecting the Property or the ownership and operation thereof.

            (o) All current real estate and personal property tax bills in Brandywine OP's possession or under its control.

            (p) All books, records, operating reports, appraisal reports, files and other materials in Brandywine OP's possession or control which are necessary in Prentiss' reasonable discretion to maintain continuity of operation of the Property. Prentiss covenants to permit Brandywine OP to photocopy any of the matters described in this SUBPARAGRAPH 7.2(p) for a period of three (3) years following the Closing Date, which covenant of Prentiss shall survive for such three (3) year period.

            (q) Written notice executed by Brandywine OP notifying all interested parties, including, without limitation, all tenants under any Leases, that Prentiss has replaced Brandywine OP as the Managing Partner of the Tysons Partnership and Manager as the manager or the Property and directing that all payments, inquiries and the like to Tysons Partnership be forwarded to Manager at the address to be provided by Prentiss (or as otherwise directed by Prentiss).

            (r) A current UCC Report showing no financing statements by Brandywine OP as Debtor covering the Tysons Partnership Interest.

            (s) All keys to all locks on the Property in the possession of Brandywine OP, together with an accounting for such keys in the possession of others.

            (t) Possession of the Property (as Managing Partner of Tysons Partnership) subject only to the Permitted Encumbrances.

            (u) Certified copies of a incumbency certificate and resolutions authorizing the execution by Brandywine OP of this Agreement and all documents to be executed by Brandywine OP on the Closing Date.

            (v) Estoppel letters from each owners association created pursuant to restrictive covenants or deed restrictions affecting the Property certifying that (i) the Property complies with such restrictive covenants or deed restrictions, and (ii) no assessments are due and owing with respect to the Property.

            (w) The FIRPTA Certificate.

            (x) Certificates of Subsistence for each of the Subsidiary Entities.

            (y) Estoppel letters from each owners association created pursuant to restrictive covenants or deed restrictions affecting the Real Property certifying that (i) the Real Property complies with such restrictive covenants or deed restrictions, and (ii) no assessments are due and owing with respect to the Real Property, and estoppel letters from adjoining property owners who are parties to adjoining landowner agreements binding on any portion of the Real Property; provided, Brandywine OP may execute an estoppel letter certifying to the foregoing matters for an owners association or property owner that does not execute any such estoppel letter, which estoppel letter shall continue in effect unless and until the applicable estoppel letter is subsequently provided from any such owners association or property owner.

            (z) Any other document or instrument reasonably requested by Prentiss in connection with the transactions contemplated hereby.

            (aa) Brandywine OP confirms that it shall retain and remove all Leased Property from the Property and that Prentiss shall not be responsible after Closing for any costs or lease obligations related to such Leased Property.

     7.3. PRENTISS' DELIVERIES. At the Closing Prentiss shall deliver to the Escrow Agent all of the following instruments, each of which shall have been duly executed and shall be dated as of the Closing Date.

            (a) The Partnership Assignment and Assumption Agreement.

            (b) The Management Agreement Assignment and Assumption Agreement.

            (c) The executed Fourteenth Amendment.

            (d) A certificate representing the Special Units.

            (e) The Amended and Restated Tysons Partnership Agreement, together with an amended name change certificate.

            (f) The Replacement Exchange Agreement.

            (g) The Replacement Registration Rights Agreement.

            (h) The Substitute Non-Recourse Guaranty.

            (i) The Mass Mutual Consent.

            (j) Any other document or instrument reasonably requested by Brandywine OP in connection with the transactions contemplated hereby.

     7.4. MUTUAL DELIVERIES. At the Closing, Prentiss and Brandywine OP shall mutually execute and deliver each to the other:

            (a) A final closing statement reflecting the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

            (b) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto in connection with the transactions contemplated hereby or their respective counsel.

            (c) A Statement of Partnership Authority (or similar document) to be filed with the State Corporation Commission of the Commonwealth of Virginia showing Prentiss as a general partner in Tysons Partnership and the withdrawal of Brandywine OP as a general partner in Tysons Partnership.

     7.5. CLOSING COSTS. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. Brandywine OP shall pay for the costs associated with obtaining the FFI Consent and Mass Mutual Consent. Brandywine OP shall pay all costs for title searches, tax certificates and all premiums for the issuance of the Title Policy described in Section 7.2(i); all costs of providing the matters described in SECTIONS 2.4(b) and (d) to Prentiss; and one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. Prentiss shall pay one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. Brandywine OP shall pay all debt transfer and similar fees associated with the Mass Mutual Loans. Transfer taxes and documentary transfer stamps, if any, shall be paid in accordance with the local customs in the States in which the Property is located. All other expenses incurred by Brandywine OP or Prentiss with respect to the Closing shall be borne and paid for exclusively by the party incurring same, without reimbursement, except to the extent otherwise specifically provided herein.

     7.6.   MISCELLANEOUS PAYMENTS AND REVENUE AND EXPENSE ALLOCATIONS.

            (a) Pursuant to the Partnership Assignment and Assumption Agreement, at the Closing, Brandywine OP shall assign to Prentiss, as part of its contribution of the Tysons Partnership Interest, all of its right, title and interest in and to the Additional Special Distribution. In addition, at or prior to the Closing, Brandywine OP shall request Tysons Partnership to repay to FFI the entire accrued but unpaid Priority Return (as defined in the Original Tysons Partnership Agreement) as of December 31, 2000 (i) by applying on account thereof $500,000 in the "Cash Shortfall Account" maintained by Tysons Partnership with First Union National Bank ("First Union") and (ii) by applying on account of the balance thereof a portion of the cash held in the "Equity Retainer Buy-Out Account" maintained by Tysons Partnership with First Union (with the result that the Additional Special Distribution thereafter payable by Tysons Partnership to Prentiss shall be reduced by the dollar amount so applied pursuant to the preceding clause (ii)).

            (b) Brandywine OP agrees that Tysons Partnership will use the balance that remains in the Cash Shortfall Account after application of $500,000 therein to fund the distribution to FFI referred to in SECTION 7.6(a) above to pay costs of the current lobby renovation at 8260 Greensboro.

            (c) Brandywine OP agrees to make quarterly payments to Prentiss on each April 15, July 15, October 15 and January 15, commencing July 15, 2001 in an amount, not to exceed $200,000 per quarter, equal to the excess of (i) the accrued but unpaid Subordinated Priority Return (as defined in the Original Tysons Partnership Agreement and being an annual amount equal to $1,120,000 for each of calendar years 2001 through 2004 and $1,200,000 for calendar years thereafter) accruing from and after the Closing Date over (ii) the cumulative distributions made by Tysons Partnership to Prentiss from and after the Closing Date; provided that Brandywine's aggregate payment obligations under this
SECTION 7.6(c) shall, in no event, exceed $2,400,000 and shall not relate to any calendar year after 2010 (that is, the agreement to make payments on account of any such excess shall terminate entirely on January 15, 2011). For purposes of computing the quarterly payment obligation, if any, of Brandywine OP (i) the Subordinated Priority Return shall be deemed due and payable by Tysons Partnership on the fifteenth day of each April, July, October and January, (ii) any Net Cash Flow which, in the reasonable good faith judgment of Prentiss, is available for distribution to it on account of the Subordinated Priority Return but which is not in fact distributed to it shall be deemed to have been distributed to it and (iii) any accrued but unpaid Subordinated Priority Return shall not accrue interest.

            (d) Brandywine OP shall deposit with Escrow Agent the sum of $150,000 (the "Netplex Escrow") at Closing, such sum to be used for the specific purpose set forth in this SECTION 7.6 (d). Until such time as Prentiss has leased to a tenant and such tenant under such lease is required to pay rent for all or a material portion of that certain suite of approximately 10,350 square feet currently occupied by Netplex at 8260 Greensboro, Prentiss shall be permitted to draw an amount not to exceed $25,000 per month from the Netplex Escrow on the 30th day of each month. Once a tenant is required to pay rent under the lease for the aforesaid space, Prentiss' right to draw funds under the Netplex Escrow shall cease and all remaining funds, if any, in such escrow shall be wire transferred to Brandywine OP. Prentiss covenants and agrees: (i) to use its commercially reasonable efforts to lease such space and (ii) not to permit any lease for the aforesaid space to include a "free rent" or "rental abatement" provision which relates to the first six months (or any portion thereof) of the term.

            (e) Prentiss agrees that in connection with the assignment of the Management Agreement by BRSCO to Manager at Closing, BRSCO shall be entitled to:
(i) all Management Fees accrued under Section 14 of the Management Agreement based on Gross Receipts (as defined in the Management Agreement) attributable to the Property and accrued to the Closing Date; (ii) all leasing commissions payable under Section 15 of the Management Agreement for leases executed for space at the Property prior to the Closing Date; (iii) the construction management fee payable under Section 16 of the Management Agreement for additions or capital improvements committed to be made by Tysons Partnership, a Subsidiary

Entity or Brandywine OP, on behalf of Tysons Partnership or a Subsidiary Entity, prior to the Closing Date; and (iv) reimbursement on account of payroll expenses associated with management of the Property to the Closing Date.

            (f) Prentiss agrees that Brandywine OP shall be entitled to accrued interest through the Closing Date on the unused capital attributable to the Additional Special Distribution which, but for the contribution by Brandywine OP to Prentiss of the Tysons Partnership Interest, would be payable to Brandywine OP under the last paragraph of SECTION 11.1 of the Original Tysons Partnership Agreement (such unused capital being held in an escrow account with First Union National Bank). Brandywine OP confirms that the accrued interest will be paid to it by the Tysons Partnership at or prior to Closing.

            (g) Prentiss agrees that at such time as it has received payment in full of the Subordinated Priority Return from Net Cash Flow (as defined in the Original Tysons Partnership Agreement) then, to the extent it thereafter receives a distribution from Tysons Partnership of Net Cash Flow, Prentiss shall remit to Brandywine OP up to $345,726, of such Net Cash Flow, but in no event shall Prentiss make any such payment prior to January 5, 2004. For clarity, payments by Brandywine OP under SECTION 7.6(c) shall not be deemed to be payments that reduce the Subordinated Priority Return.

            (h) SCHEDULE 6.4(g) identifies refurbishment allowances, tenants improvement costs and leasing commissions (collectively, "Leasing Costs") with respect to the Leases executed with Prentiss' consent after January 1, 2001 and all historic leases which have accrued but unpaid Leasing Costs as of the date hereof. Brandywine OP shall be responsible for payment of those Leasing Costs for which it is designated as the responsible party on such schedule, and Tysons Partnership or the applicable Subsidiary Entity shall be responsible for payment of those Leasing Costs for which it is designated as the responsible party on such schedule. Brandywine OP shall not be responsible for any Leasing Costs that arise by virtue of the renewal or extension of the term or expansion of the space exercised after the Closing Date covered by any Lease for which it is designated as the responsible party on such schedule.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1. CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Property, or any proposed sale in lieu thereof, Brandywine OP shall give written notice thereof to Prentiss promptly after Brandywine OP learns or receives notice thereof. If all or any part of the Property is, or is to be, so condemned or sold, Prentiss shall have the right to terminate this Agreement pursuant to
SECTION 9.3 hereof. If Prentiss elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation and sale (actual or threatened) shall be retained by Tysons Partnership or the applicable Subsidiary Entity, as the case may be, and there shall be no reduction in the Special Units or Common Units issuable to Brandywine OP hereunder. If Prentiss elects to terminate this Agreement by giving Brandywine OP written notice thereof prior to the Closing, the Deposit shall be promptly returned to Prentiss and all rights and obligations of Brandywine OP and Prentiss hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

     8.2. RISK OF LOSS. The risk of any loss or damage to the Property prior to the recordation of the Deed shall remain upon Brandywine OP and Tysons Partnership. If any such loss or damage occurs prior to Closing which exceeds $200,000, Prentiss shall have the right to terminate this Agreement pursuant to
SECTION 9.3 hereof. If Prentiss elects not to terminate this Agreement pursuant to the immediately preceding sentence or a loss or damage occurs prior to Closing which does not exceed $200,000, all insurance proceeds and rights to proceeds arising out of such loss or damage, less the reasonable expenses incurred in securing the Property following a casualty, shall be retained by Tysons Partnership at Closing, and Prentiss shall receive as a credit against the number of Special Units and Common Units otherwise issuable by it at Closing (as elected by Brandywine OP) in the amount of any deductibles under the policies of insurance covering such loss or damage (with each Special Unit valued at $50.00 and each Common Unit valued at the Applicable Share Price) and there shall be no further reduction in the number of Special Units or Common Units otherwise issuable by Prentiss at Closing. If Prentiss elects to terminate this Agreement pursuant to this SECTION 8.2 by giving Brandywine OP written notice thereof prior to the Closing, the Deposit shall be promptly returned to Prentiss and all rights and obligations of Brandywine OP and Prentiss hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

     8.3. BROKER. There is no real estate broker involved in this transaction. Prentiss warrants and represents to Brandywine OP that Prentiss has not dealt with any real estate broker in connection with this transaction, nor has Prentiss been introduced to the Property or to Brandywine OP by any real estate broker, and Prentiss shall indemnify Brandywine OP and hold Brandywine OP harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Prentiss, or as a result of having introduced Prentiss to Brandywine OP or to the Property. In like manner, Brandywine OP warrants and represents to Prentiss that Brandywine OP has not dealt with any real estate broker in connection with this transaction, nor has Brandywine OP been introduced to Prentiss by any real estate broker, and Brandywine OP shall indemnify Prentiss and save and hold Prentiss harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Brandywine OP in connection with this transaction. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

     8.4. 8260 GREENSBORO. Prentiss covenants that: (i) as Managing Partner of Tysons Partnership, it will not cause or permit Tysons Partnership or Brandywine Tyson, L.P. directly or indirectly to sell 8260 Greensboro or the Tyson Partnership Interest prior to January 5, 2004 without the prior consent of Brandywine OP unless the (a) transaction complies with the requirements of Section 1031 of the Internal Revenue Code of 1986, as amended, and (b) Prentiss provides for the "bottom guaranty" by Brandywine OP, on terms reasonably acceptable to Brandywine OP, of at least $16.2 million of non-recourse debt on terms substantially similar to the terms of the existing "bottom guaranty" by Brandywine OP in favor of Mass Mutual through January 5, 2004; (ii) Prentiss shall not refinance or repay the debt secured by 8260 Greensboro Drive prior to January 5, 2004 without Brandywine OP's consent unless, prior to such refinancing or repayment, Prentiss shall provide for the "bottom guaranty" by Brandywine OP on terms reasonably acceptable to Brandywine OP of at least $16.2 million of non-recourse debt on terms substantially similar to the terms of the existing guaranty by Brandywine OP in favor of Mass Mutual;
(iii) Prentiss shall not at any time prior to January 5, 2006 either transfer the Tysons Partnership Interest or cause Tysons Partnership or Brandywine Tyson, L.P. to directly or indirectly convey 8260 Greensboro to a party which is a Related Party to Prentiss without the consent of Brandywine OP; and (iv) after January 5, 2006 Prentiss shall notify Brandywine OP not less than forty-five
(45) days prior to its consummation of any transaction covered by clause (iii). The term "Related Party" shall have the meaning set forth in each of Section 1239(b), Section 1239(c), Section 267(b) and Section 267(c) of the Code. Notwithstanding anything herein to the contrary, at such time as the Common Units and the Special Units have been redeemed or exchanged in full pursuant to the Prentiss Partnership Agreement, then the provisions of this SECTION 8.4 shall be of no further force or effect.


                                   ARTICLE IX
            LIABILITY OF PRENTISS; INDEMNIFICATION BY BRANDYWINE OP;
                           DEFAULT; TERMINATION RIGHTS

     9.1. LIABILITY OF PRENTISS. Except for obligations expressly assumed or agreed to be assumed by Prentiss hereunder, Prentiss is not assuming any obligations of Brandywine OP, Tysons Partnership, or any of the Subsidiary Entities or any liability for claims arising out of any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date (except to the extent such assumption occurs as a matter of law), and Brandywine OP hereby indemnifies and holds Prentiss harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss as a result of (a) obligations of Brandywine OP (i) not expressly assumed or agreed to be assumed by Prentiss hereunder or (ii) which Prentiss is assuming as a matter of law, but not otherwise expressly assuming hereunder or under any document to be executed on the Closing Date that relate, in the case of clauses
(i) and (ii), solely to any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date, or (b) acts, omissions or occurrences which occur, accrue or arise prior to the Closing Date (excluding, in any event, in the case of clauses (a) and (b), ordinary course accruals). Prentiss hereby indemnifies and holds Brandywine OP harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Brandywine OP as a result of acts, omissions or occurrences relating to the Property arising and accruing from and after the Closing Date. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     9.2. INDEMNIFICATION BY BRANDYWINE OP. Brandywine OP hereby indemnifies and holds Prentiss and Prentiss' officers, partners, directors, shareholders, agents and employees (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss, whether incurred before or after Closing, as a result of any inaccuracy or breach by Brandywine OP of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Brandywine OP pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Brandywine OP has given Prentiss written notice prior to Closing of the untruth or inaccuracy or of which Prentiss otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing; provided, however, the foregoing knowledge limitation on Brandywine OP's indemnity shall not limit Prentiss' remedy described in SECTION 9.3(a)(ii) hereof or in the last sentence of SECTION 9.3 hereof. The provisions of this Section shall survive the Closing of the transaction contemplated hereby as provided in SECTION 10.11 hereof, and shall, following any assignment of this Agreement by Prentiss, continue in favor of the Indemnified Parties of the original Prentiss hereunder as well the Indemnified Parties of any assignee during said survival period.

     9.3. DEFAULT BY BRANDYWINE OP/FAILURE OF CONDITIONS PRECEDENT. If any condition set forth herein for the benefit of Prentiss cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Prentiss to terminate this Agreement and its obligations hereunder, and if Brandywine OP fails to cure any such matter or satisfy that condition within ten (10) business days after notice thereof from Prentiss (or such other time period as may be explicitly provided for herein), Prentiss, at its option, may elect (a) to terminate this Agreement, in which event (i) the Deposit, less the Independent Consideration, shall be promptly returned to Prentiss, (ii) if the condition which has not been satisfied is a breach of a representation, warranty or covenant known by Brandywine OP to have been inaccurate or misleading when made, then Brandywine OP shall be obligated upon demand to reimburse Prentiss for Prentiss' actual out-of-pocket inspection, financing and other costs related to Prentiss' entering into this Agreement, inspecting the Property and preparing for a Closing of the transaction contemplated hereby, including, without limitation, Prentiss' attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement and in connection with Prentiss' due diligence review, audits and preparation for a Closing up to an aggregate amount equal to $100,000.00; provided, the foregoing shall not limit or include the sums which may be payable by Brandywine OP pursuant to SECTION
9.6 below, and (iii) all other rights and obligations of Brandywine OP and Prentiss hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; (b) elect to proceed to Closing; or (c) seek to enforce Brandywine OP's obligations hereunder by specific performance. If Prentiss elects to proceed to Closing and there is either a misrepresentation or breach of a warranty by Brandywine OP (other than a breach of a representation or warranty of which Prentiss had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing) or the breach of a covenant by Brandywine OP or a failure by Brandywine OP to perform its obligations hereunder first discovered by Prentiss after the Closing Date, Prentiss shall retain all remedies accruing as a result thereof, including, but not limited to, the remedy of specific performance of Brandywine OP's covenants and obligations and the remedy of the recovery of all reasonable damages resulting from Brandywine OP's breach of warranty or covenant. Notwithstanding the foregoing, if the condition which has not been satisfied is a breach of one or more representations and warranties by Brandywine OP or Brandywine Grande B, L.P. in this agreement and/or in any of the other documents executed of even date herewith between Prentiss and Brandywine OP or any of their respective affiliates (the "Other Documents"), Prentiss has elected to proceed to Closing, and Prentiss can reasonably quantify the damage resulting from such breach of representations and warranties with reasonable support for such calculation of damages, then (i) if the aggregate damage is no greater than $150,000.00 (the "FIRST THRESHOLD LEVEL"), then Brandywine OP shall have no obligation to either cure such breaches of representations and warranties or pay Prentiss at Closing in the event Prentiss elects to close the transaction described in this Agreement and the Other Documents; (ii) if such aggregate damage is greater than the First Threshold Level but less than $1,500,000.00, then Brandywine OP must prior to the Closing Date either cure such breaches of representations and warranties to the reasonable satisfaction of Prentiss or Brandywine OP shall pay Prentiss at the Closing an amount equal to the actual damages as reasonably determined by Prentiss as aforesaid, less the First Threshold Level; and (iii) in the event the aggregate damages resulting from such breaches of representations and warranties would exceed $1,500,000.00, then Prentiss may either (A) terminate this Agreement and the Other Documents, in which event the Deposit (less the Independent Consideration) shall be promptly refunded, or (B) Prentiss may close the transaction as described in this Agreement and the other Transaction Documents and Prentiss shall be paid by Brandywine OP and Brandywine Grande B, L.P. the amount of $1,350,000.00, which amount shall be the maximum aggregate amount payable by Grande B, L.P. and Brandywine OP under the last sentence of SECTION 9.3 of this Agreement and all of the Other Documents.

     9.4. INDEMNIFICATION BY PRENTISS. Prentiss hereby indemnifies and holds Brandywine OP harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Brandywine OP, whether incurred before or after Closing, as a result of any inaccuracy or breach by Prentiss of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Prentiss pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Prentiss has given Brandywine OP written notice prior to Closing of the untruth or inaccuracy or of which Brandywine OP otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing. The provisions of this Section shall survive the Closing of the transaction contemplated hereby for the period provided in SECTION 10.11.

     9.5. DEFAULT BY PRENTISS/FAILURE OF CONDITIONS PRECEDENT. If any condition set forth herein for the benefit of Brandywine OP (other than a default by Prentiss) cannot or will not be satisfied prior to Closing, and if Prentiss fails to satisfy that condition within ten (10) business days after notice thereof from Brandywine OP (or such other time period as may be explicitly provided for herein), Brandywine OP may, at its option, elect either
(a) to terminate this Agreement in which event the Deposit shall be promptly returned to Prentiss and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Prentiss defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Prentiss fails to cure any such default within ten (10) business days after notice thereof from Brandywine OP, then Brandywine OP' sole remedy for such default shall be either
(i) to terminate this Agreement and retain the Deposit or (ii) to pursue the remedy of specific performance compelling Prentiss to accept the contribution of the Tysons Partnership Interest and issue the Common Units and Special Units pursuant to the provisions of this Agreement.

     9.6. COSTS AND ATTORNEYS' FEES. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

     9.7. LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, except in the case of fraud by either party, the liability of each party hereto resulting from the breach or default by either party shall be limited to actual damages incurred by the injured party and except in the case of fraud by either party, the parties hereto hereby waive their rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this SECTION 9.7 shall survive the Closing of the transaction contemplated hereby.


                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1. COMPLETENESS; MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto. Any waiver of rights under this Agreement shall be effective only if in writing and duly executed and delivered by the party against whom such waiver is asserted.

     10.2. ASSIGNMENTS. Prentiss may assign its rights hereunder without the consent of Brandywine OP to any affiliate of Prentiss, in which event, except as otherwise specified herein, such assignee shall be the "PRENTISS" hereunder; however, any such assignment shall not relieve the original Prentiss of its obligations under this Agreement, including specifically the obligation to close the purchase of the Property in accordance with this Agreement as though there were no assignment.

     10.3. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.4. DAYS. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "DAY" or "DAYS" shall refer to calendar days and not business days.

     10.5. GOVERNING LAW. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

     10.6. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     10.7. SEVERABILITY. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10.8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     If to Brandywine OP:      Brandywine Realty Trust
                               14 Campus Boulevard, Suite 100
                               Newtown Square, PA 19073-3780
                               Attn:  Brad A. Molotsky, General Counsel
                               Fax No.: (610) 325-4628

     If to Prentiss:           Prentiss Properties Acquisition Partners, L.P.
                               3860 West Northwest Highway, Suite 400
                               Dallas, TX  75220
                               Attn.:  J. Kevan Dilbeck, General Counsel
                               Fax No.: (214) 350-2409

     With a copy to:           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               1700 Pacific Avenue, Suite 4100
                               Dallas, TX 75201-4675
                               Attn.:  Randall M. Ratner, P.C.
                               Fax No.: (214) 969-4343

     If to Escrow Agent:       Chicago Title Insurance Company
                               2001 Bryan Street, Suite 1700
                               Dallas, TX  75201
                               Attn.:  Ellen Schwab
                               Fax No.: (214) 965-1629

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

     10.9. ESCROW AGENT. Escrow Agent referred to in the definition thereof contained in SECTION 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; or (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may, if such Escrow Agent so elects, interplead the matter by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

     10.10. INCORPORATION BY REFERENCE. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     10.11. SURVIVAL. All of the representations, warranties, covenants and agreements of Brandywine OP and Prentiss made in, or pursuant to, this Agreement shall survive Closing through the period ending twelve (12) months thereafter and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith; provided, however, the covenants in SECTIONS 2.4(b), 6.6, 7.6 and 8.4 shall survive for the time periods described in such Sections, and the indemnities in this Agreement and the covenants in
SECTION 7.7 and the representation in SECTION 4.6 shall have an unlimited survival. In the event a claim for indemnity is asserted in good faith prior to expiration of the applicable survival period, the claim may be asserted and the indemnity shall continue notwithstanding expiration of the survival period.

     10.12. FURTHER ASSURANCES. Brandywine OP and Prentiss each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein. Brandywine OP agrees to promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any of the Exhibits or Schedules hereto.

     10.13. NO PARTNERSHIP. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Brandywine OP and Prentiss specifically established hereby.

     10.14. TIME OF ESSENCE. Time is of the essence with respect to every provision hereof.

     10.15. SIGNATORY EXCULPATION. The signatory(ies) for Brandywine OP and Prentiss are executing this Agreement in his/their capacity as representative of Brandywine OP and Prentiss, respectively, and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it. No recourse shall be had for any obligation of Brandywine OP or Prentiss under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer, partner or employee of Brandywine Realty Trust, Brandywine OP Properties Trust, Brandywine OP or Prentiss, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the parties hereto and all parties claiming by, through or under them.

     10.16. RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Agreement:

            (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

            (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

            (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

            (e) As used herein, the term or phrases "EFFECTIVE DATE," "DATE OF THIS AGREEMENT" or "DATE HEREOF" shall mean the first date Escrow Agent is in receipt of this Agreement executed by Brandywine OP and Prentiss.

     10.17. SEC REPORTING (8-K) REQUIREMENTS. For the period of time commencing on the date hereof and continuing through the second anniversary of the Closing Date, and without limitation of other document production otherwise required of Brandywine OP hereunder, Brandywine OP shall, from time to time, upon reasonable advance written notice from Prentiss, provide Prentiss and its representatives, with access to all financial and other information pertaining to the period of Tysons Partnership's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of outside, third party accountants (the "ACCOUNTANTS") for Prentiss, to enable Prentiss and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "COMMISSION"), as applicable; (b) any other rule issued by the Commission and applicable to Prentiss or the Trust; and (c) any registration statement, report or disclosure statement filed with the Commission by Brandywine; and a representation letter, signed by the individual(s) responsible for Brandywine OP's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Prentiss' or the Trust's financial statements.

     IN WITNESS WHEREOF, Prentiss and Brandywine OP have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                               BRANDYWINE OP:

                               BRANDYWINE OPERATING PARTNERSHIP,
                               L.P., a Delaware limited partnership

                               By: Brandywine Realty Trust, a Maryland real estate investment trust, its general partner



                                    By:    /s/ GERARD H. SWEENEY
                                           ---------------------
                                    Name:  Gerard H. Sweeney
                                    Title: President & CEO

                               Date of Execution:  March 14, 2001

                               PRENTISS:

                               PRENTISS PROPERTIES ACQUISITION
                               PARTNERS, L.P., a Delaware limited partnership


                               By:  Prentiss Properties I, Inc., a Delaware
                                    corporation, its general partner


                                    By:    /s/ Thomas F. August
                                           ---------------------
                                    Name:  Thomas F. August
                                    Title  President & CEO

                               Date of Execution:  March 14, 2001

                             RECEIPT OF ESCROW AGENT

     Chicago Title Insurance Company, as Escrow Agent, acknowledges receipt of the sum of $300,050.00 by check or by wire transfer, from Brandywine OP as described in Section 2.3 of the foregoing Agreement of Purchase and Sale, said check or wire transfer to be held pursuant to the terms and provisions of said Agreement.

     DATED this _____ day of __________, 2001.

                               CHICAGO TITLE INSURANCE COMPANY



                               By:
                                      ----------------------------
                               Name:
                                      ----------------------------
                               Title:
                                      ----------------------------